Exhibit 99.3





COMPLETE APPRAISAL OF
REAL PROPERTY

Two Existing Research and Development
Buildings
2730-60 Junction Avenue and
404-410 Plumeria Drive
San Jose, Santa Clara County, California 95134

IN A SELF-CONTAINED
APPRAISAL REPORT

As of July 7, 2004

Prepared For:
Franklin Street Properties Corporation
and the Directors of FSP Montague Business
Center Corporation
401 Edgewater Place, Suite 200
Wakefield, MA 01880


Prepared By:
Cushman & Wakefield of California, Inc.
Valuation Services, Advisory Group
560 S. Winchester Boulevard, Suite 200
San Jose, California 95128
C&W File ID: 04-31010-9343

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                  [LOGO] CUSHMAN &
                                         WAKEFIELD(R)

                                         Cushman & Wakefield of California, Inc.
                                         560 S. Winchester Boulevard, Suite 200
                                         San Jose, California 95128
                                         408.436.5500 Tel
                                         408.434.1554 fax
                                         ww.cushwake.com
July 14, 2004

Mr. John F. Donahue
Asset Manager
Franklin Street Properties Corporation
and the Directors of FSP Montague Business Center Corporation
401 Edgewater Place, Suite 200
Wakefield, MA 01880

Re: Complete Appraisal of Real Property
    In a Self-Contained Report

    Two Existing Research and Development Buildings
    2730-60 Junction Avenue and
    404-410 Plumeria Drive
    San Jose, Santa Clara County, California 95134

    C&W File ID: 04-31010- 9343

Dear Mr. Donahue:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions: This appraisal employs no extraordinary assumptions.

Hypothetical Conditions: This appraisal employs no hypothetical conditions.

This report was prepared for Franklin Street Properties Corporation and the Directors of FP Montague Business Center Corporation and is intended only for their specified use in connection with a private offering.

If you plan to use the appraisal report or our name in any offering memoranda or other investment material, or in the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, Client hereby agrees to indemnify and hold C&W, its affiliates and the respective shareholders, directors, officers and employees, harmless from and against all damages expenses, claims and costs, including attorneys' fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the appraisal by any such unauthorized person or entity. Moreover, we hereby consent to a description and inclusion of the appraisal report in any document required to be filed with the Securities and Exchange Commission.

                                                      Cushman & Wakefield, Inc.
Mr. John F. Donahue
Franklin Street Properties Corporation
and the Directors of FSP Montague Business Center Corporation
July 14, 2004
Page 2


If the Appraisal is referred to or included in any offering material or prospectus, the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

This appraisal report has been prepared in accordance with our interpretation of the Uniform Standards of Professional Appraisal Practice (USPAP), including the Competency Provision.

The property was inspected by and the report was prepared by Michael G. Davis, MAI.

This appraisal employs the Sales Comparison and Income Capitalization Approaches. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion. Given the age of the improvements and degree of external obsolescence currently in the market, estimating depreciation is very subjective. Thus, the Cost Approach was not considered a reliable value approach and therefore, was not used in this analysis.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the market value of the leased fee estate of the referenced property, subject to the assumptions and limiting conditions, certifications, extraordinary and hypothetical conditions, if any, and definitions, "as is" on July 7, 2004 is:

                             TWENTY MILLION DOLLARS

                                   $20,000,000

                                                      Cushman & Wakefield, Inc.
Mr. John F. Donahue
Franklin Street Properties Corporation
and the Directors of FSP Montague Business Center Corporation
July 14, 2004
Page 3

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.


/s/ Michael G. Davis
--------------------------
Michael G. Davis, MAI
Director
California Certified General Appraiser
License No. AG001700
www.cushwake.com
408.436.5500
408.434.1554 Fax

                                                        SUMMARY OF SALIENT FACTS
================================================================================

Common Property Name:          N/A

Location:                      2730-60 Junction Avenue and
                               404-410 Plumeria Drive
                               San Jose, Santa Clara County, California 95134

                               The site is located on the southeast corner of Junction Avenue and Plumeria Drive. Montague Expressway borders the site's northern lot line.

Property Description:          The property consists of a 2-building, 1-story
                               R&D facility containing 145,951 square feet of net rentable area on 10.110 acres of land.

Assessor's Parcel Numbers:     097-14-043 and 083

Interest Appraised:            Leased Fee Estate

Date of Value:                 July 7, 2004

Date of Inspection:            July 7, 2004

Ownership:                     FSP Montague Business Center Corporation

Occupancy:                     The subject property is 100.0% leased to Novellus
                               Systems. The lease is scheduled to terminate on 12/31/06. The property is currently vacant and is being marketed by Novellus for sublease.
                               According to Randy McFarland, Real Estate and
                               Security Manager for Novellus Systems, Novellus will not renew its lease following termination in December 2006.

Current Property Taxes

   Total Assessment:           $18,100,000

   2003/2004 Property Taxes:   $210,011

Highest and Best Use

   If Vacant:                  An office/R&D facility developed to the highest
                               density possible when market conditions improve.

   As Improved:                As it is currently developed

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                        SUMMARY OF SALIENT FACTS
================================================================================

Site & Improvements

Zoning:                        I - Industrial

Land Area:                     10.11 acres
                               440,392 square feet

Number of Stories:             1

Year Built:                    1982 and 1983

Type of Construction:          Concrete Tilt-up with steel column infill

Gross Building Area:           145,951 square feet

Net Rentable Area:             145,951 square feet

Percentage of Office Space:    2370 Junction Avenue is improved with 50% office
                               area (remainder in manufacturing and some warehouse space) and 404-410 Plumeria Drive is improved with 100% office area.

Clear Ceiling Height:          9' to 12' in office areas. 14' in the
                               lab/assembly areas in 2730-60 Junction Avenue

Loading Doors:                 2 dock highs, 2 drive in doors

VALUE INDICATORS

Cost Approach:

   Indicated Value:            N/A

   Per Square Foot (NRA):      N/A

Sales Comparison Approach:

   Indicated Value:            $21,200,000

   Per Square Foot (NRA):      $145.25

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                        SUMMARY OF SALIENT FACTS
================================================================================

Income Capitalization Approach

Discounted Cash Flow

   Projection Period:               11 years

   Holding Period:                  10 years

   Terminal Capitalization Rate:    9%

   Internal Rate of Return:         10%

   Indicated Value:                 $19,400,000

Direct Capitalization

   Net Operating Income:            N/A

   Capitalization Rate:             N/A

   Indicated Value:                 N/A

Reconciled Income Approach Value:   $19,400,000

   Per Square Foot (NRA):           $132.92

FINAL VALUE CONCLUSION

 Market Value As Is Leased Fee:     $20,000,000

   Per Square Foot (NRA):           $137.03

   Exposure Time:                   12 months

   Marketing Time:                  12 months

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice as "an assumption, directly related to a specific assignment, which, if found to be false could alter the appraiser's opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis."

This appraisal employs no extraordinary assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice as "that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis."

This appraisal employs no hypothetical conditions.

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
================================================================================

                     [PHOTO OF 404-410 PLUMERIA DRIVE FRONT]

                    Front Elevation of 404-410 Plumeria Drive


                     [PHOTO OF 404-410 PLUMERIA DRIVE REAR]

                    Rear Elevation of 404-410 Plumeria Drive

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                     [PHOTO OF 404-410 PLUMERIA DRIVE LOBBY]

                         Lobby in 404-410 Plumeria Drive


                    [PHOTO OF 404-410 PLUMERIA DRIVE OFFICE]

                Typical Office Interior in 404-410 Plumeria Drive

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
================================================================================

                    [PHOTO OF 404-410 PLUMERIA DRIVE OFFICE]

                Typical Office Interior in 404-410 Plumeria Drive


              [PHOTO OF 404-410 PLUMERIA DRIVE SHIPPING/RECEIVING]

                Shipping/Receiving Area in 404-410 Plumeria Drive

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
================================================================================

                   [PHOTO OF 2370-2760 JUNCTION AVENUE FRONT]

                  Front Elevation of 2370-2760 Junction Avenue

                    [PHOTO OF 2370-2760 JUNCTION AVENUE REAR]

                   Rear Elevation of 2370-2760 Junction Avenue

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
================================================================================

                   [PHOTO OF 2370-2760 JUNCTION AVENUE LOBBY]

                       Lobby in 2370-2760 Junction Avenue


                   [PHOTO OF 2370-2760 JUNCTION AVENUE OFFICE]

              Typical Office Interior in 2370-2760 Junction Avenue

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
================================================================================

                [PHOTO OF 2370-2760 JUNCTION AVENUE LAB INTERIOR]

                Typical Lab Interior in 2370-2760 Junction Avenue


                 [PHOTO OF 2370-2760 JUNCTION AVENUE CLEAN ROOM]

             Decommissioned Clean Room in 2370-2760 Junction Avenue

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                             SUBJECT PHOTOGRAPHS
================================================================================

                           [PHOTO OF NORTH JUNCTION]

                      Looking North Along Junction Avenue

                           [PHOTO OF SOUTH JUNCTION]

                      Looking South Along Junction Avenue

--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               TABLE OF CONTENTS
================================================================================

INTRODUCTION.................................................................. 1

REGIONAL MAP.................................................................. 5

REGIONAL ANALYSIS............................................................. 6

LOCAL AREA MAP................................................................22

R&D MARKET ANALYSIS...........................................................28

SITE DESCRIPTION..............................................................32

IMPROVEMENTS DESCRIPTION......................................................35

REAL PROPERTY TAXES AND ASSESSMENTS...........................................38

ZONING........................................................................39

HIGHEST AND BEST USE..........................................................40

VALUATION PROCESS.............................................................42

SALES COMPARISON APPROACH.....................................................44

INCOME CAPITALIZATI0N APPROACH................................................52

RECONCILIATION AND FINAL VALUE OPINION........................................63

ASSUMPTIONS AND LIMITING CONDITIONS...........................................64

CERTIFICATION OF APPRAISAL....................................................67

ADDENDA.......................................................................68


--------------------------------------------------------------------------------
VALUATION SERVICES                                                ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    INTRODUCTION
================================================================================

Identification of Property

Common Property Name:         N/A

Location:                     2730-60 Junction Avenue and
                              404-410 Plumeria Drive
                              San Jose, Santa Clara County, California 95134

                              The site is located on the southeast
                              corner of Junction Avenue and Plumeria
                              Drive. Montague Expressway borders the
                              site northern lot line.

Property Description:         The property consists of a 2-building, 1-story
                              R&D facility containing 145,951 square feet of net rentable area on 10.110 acres of land.

Assessor's Parcel Numbers:    097-14-043 and 083

Property Ownership and Recent History

Current Ownership:            FSP Montague Business Center Corporation

Sale History:                 FSP Montague Business Center Corporation (Franklin
                              Street Properties) purchased the subject property from Teachers Insurance and Annuity Association of
                              America in August 2002. The sales price was $26,000,000. At the time of sale, the property was 100% leased (but not occupied) by Novellus
                              Systems.

Current Disposition:          To the best of our knowledge, the property is not
                              under contract of sale nor is it being marketed for sale.

Intended Use and Users of the Appraisal

This appraisal is intended to provide an opinion of the market value of the leased fee interest in the property for the exclusive use of Franklin Street Properties Corporation and the Directors of FSP Montague Business Center Corporation in connection with a private offering. All other uses and users are unintended, unless specifically stated in the letter of transmittal.

Dates of Inspection and Valuation

The value conclusion reported herein is as of July 7, 2004. The property was inspected on July 7, 2004 by Michael G. Davis, MAI.

Property Rights Appraised

Leased Fee interest.

Scope of the Appraisal

This is a complete appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report.

--------------------------------------------------------------------------------
VALUATION SERVICES                    1                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    INTRODUCTION
================================================================================

In preparation of this appraisal, we investigated numerous improved sales in the subject's market, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data have been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the improved sales and rental comparables. The valuation process involved utilizing generally accepted market-derived methods and procedures considered appropriate to the assignment.

This appraisal employs the Sales Comparison and Income Capitalization Approaches. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion. Given the age of the improvements and degree of external obsolescence currently in the market, estimating depreciation is very subjective. Thus, the Cost Approach was not considered a reliable value approach and therefore, was not used in this analysis.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

--------------------------------------------------------------------------------
VALUATION SERVICES                    2                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    INTRODUCTION
================================================================================

Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

Market Rent

      The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

      A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

      The value of specific ownership rights of an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and excludes all assumptions concerning hypothetical conditions.

Exposure Time and Marketing Time

Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on our review of national investor surveys, discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

      Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal and take place subsequent to the effective date of the

--------------------------------------------------------------------------------
VALUATION SERVICES                    3                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    INTRODUCTION
================================================================================

      appraisal. The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

We were not provided with the subject's legal description. However, the subject site is identified by Santa Clara County as assessor's parcel numbers 097-14-043 and 083.

--------------------------------------------------------------------------------
VALUATION SERVICES                    4                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    REGIONAL MAP
================================================================================

                                [MAP OF REGION]

--------------------------------------------------------------------------------
VALUATION SERVICES                    5                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

Economic and Demographic Analysis

Regional Area Overview

Silicon Valley encompasses 1,740 square miles of land and is comprised of San Mateo County and Santa Clara County. San Mateo County is essentially the peninsula formed by San Francisco Bay and the Pacific Ocean (save for the City and County of San Francisco at its northern tip). Santa Clara County lies at the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the Primary Metropolitan Statistical Areas (PMSAs) of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

Silicon Valley's Northern California location on the San Francisco Bay provides for a fairly mild climate year round. The topography of the area varies from beaches to mountains, providing for myriad microclimates and recreational venues.

                      SAN FRANCISCO CMSA COMPONENT COUNTIES

                           [MAP OF SAN FRANCISCO CMSA]

       Silicon Valley Counties            Other San Francisco CMSA Counties
       -----------------------            ---------------------------------
       San Mateo                          Sonoma
       Santa Clara                        Napa
                                          Solano
                                          Marin
                                          Contra Costa
                                          Alameda
                                          Santa Cruz

Source: Cushman & Wakefield Analytics

Silicon Valley has long been the high-tech center of the nation and despite the technology fallout that has beset the region, remains so. Increased business investment in computers and related equipment was the driving force of the Silicon Valley economy throughout the late 1990s into the 2000s. Rising stock valuations, an influx of venture capital, investment in hardware and software in anticipation of Y2K, and the continuous need by businesses to enhance productivity, fueled the growth of Silicon Valley's industries. As business investment waned, however, so did Silicon Valley's prosperity.

--------------------------------------------------------------------------------
VALUATION SERVICES                    6                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

The Silicon Valley's technology sector accounts for nearly a quarter of its employment base. As a growing economy that lacks significant diversity across industrial sectors, Silicon Valley tends to exhibit more volatile growth than do more economically diversified markets.

Demographic Profile

Both Santa Clara and San Mateo counties are considered highly desirable but expensive places to live. The median age of Silicon Valley's population is 36.0 years, just above the median age of the nation's top 100 largest metropolitan areas (Top 100) of 35.7 years.

Silicon Valley's labor pool is highly skilled and highly compensated, resulting in a very high per capita income. Its average household income is a staggering 58 percent above the Top 100 average, and its median household income is an even more impressive 63 percent above the Top 100 median.

Silicon Valley has a vastly higher percentage of households in the $100,000 plus annual income cohort--41 percent versus 20 percent across the Top 100. At the lower end of the income strata with annual incomes under $50,000, Silicon Valley's share of households is far less than that of the Top 100--28 percent versus 49 percent.

                           DEMOGRAPHIC CHARACTERISTICS
                    Silicon Valley vs. Top 100 MSAs and U.S.
                                 2003 Estimates

--------------------------------------------------------------------------------
                                                      Top 100
                                       Silicon         Metro
Characteristic                          Valley         Areas*          U.S.
--------------------------------------------------------------------------------
Median Age (years)                          36.0          35.7          36.1
--------------------------------------------------------------------------------
Average Annual Household Income         $110,900       $70,000       $63,200
--------------------------------------------------------------------------------
Median Annual Household Income          $ 84,800       $52,000       $46,900
--------------------------------------------------------------------------------
Households by Annual Income Level:
--------------------------------------------------------------------------------
  <$25 000                                  11.5%         22.5%         25.6%
--------------------------------------------------------------------------------
  $25,000 to $49,999                        16.0%         26.0%         27.7%
--------------------------------------------------------------------------------
  $50,000 to $74,999                        16.7%         19.4%         19.2%
--------------------------------------------------------------------------------
  $75,000 to $99,999                        14.7%         12.4%         11.3%
--------------------------------------------------------------------------------
  $100,000 plus                             41.1%         19.7%         16.1%
--------------------------------------------------------------------------------
Education Breakdown:
--------------------------------------------------------------------------------
  < High School                             16.3%         18.4%         19.6%
--------------------------------------------------------------------------------
  High School Graduate                      16.4%         25.8%         28.5%
--------------------------------------------------------------------------------
  College < Bachelor Degree                 27.5%         27.6%         27.4%
--------------------------------------------------------------------------------
  Bachelor Degree                           24.0%         17.8%         15.7%
--------------------------------------------------------------------------------
  Advanced Degree                           15.7%         10.3%          8.9%
--------------------------------------------------------------------------------
              Source: Claritas, Inc., Cushman & Wakefield Analytics

      * The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Silicon Valley's population breakdown by educational achievement follows a similar pattern to incomes, reflective of the strong correlation between the two demographic factors. The San Francisco Bay Area is home to some of the nation's most prestigious universities, including

--------------------------------------------------------------------------------
VALUATION SERVICES                    7                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

Stanford University, University of California (UC) Berkeley and UC San Francisco. Over 31 percent of Silicon Valley's population has a bachelor or graduate degree, compared to just 24 percent for the Top 100. And, while 50 percent of the Top 100 population has just a high school diploma or less, that figure is a substantially lower 38 percent in Silicon Valley.

Population

Silicon Valley, with a current population of 2.4 million, has significantly lagged the Top 100 in terms of its population growth between 1993 and 2003. Silicon Valley, with an average annual growth rate of just 0.7 percent, also grew more slowly than the San Francisco CMSA as a whole. While Silicon Valley briefly exceeded the Top 100's population growth rate during 1996 and 1997, it has since significantly lagged the Top 100 and indeed saw a decline in population during 2002 and 2003.

                            POPULATION GROWTH BY YEAR
                           Silicon Valley vs. Top 100
                                   1990 - 2008


                                   [BAR CHART]


Source: Economy.com, Cushman & Wakefield Analytics

      NOTE: In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

Population growth is forecast to under-perform substantially the Top 100 over the forecast period. Between 2003 to 2008, Silicon Valley's average population growth rate, at 0.7 percent annually, is expected to lag both the CMSA (0.9 percent) and the Top 100 (1.0 percent).

--------------------------------------------------------------------------------
VALUATION SERVICES                    8                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                     ANNUALIZED POPULATION GROWTH BY COUNTY
                 Silicon Valley vs. San Francisco CMSA Counties
                                   1993 - 2008

--------------------------------------------------------------------------------
                                                               Annual Growth
                                                 Forecast   --------------------
Population (000s)            1993       2003       2008        93-03    03-08
================================================================================
United States              259,919.0  290,933.0  303,495.0      1.1%     0.8%
--------------------------------------------------------------------------------
  Top 100 MSAs             161,837.4  183,642.9  193,359.0      1.3%     1.0%
--------------------------------------------------------------------------------
   San Francisco CMSA        6,514.1    7,116.1    7,458.2      0.9%     0.9%
--------------------------------------------------------------------------------
     Silicon Valley          2,218.8    2,373.2    2,454.2      0.7%     0.7%
--------------------------------------------------------------------------------
       Santa Clara County    1,549.2    1,674.9    1,733.1      0.8%     0.7%
--------------------------------------------------------------------------------
       San Mateo County        669.6      698.4      721.1      0.4%     0.6%
--------------------------------------------------------------------------------
       Alameda County        1,339.2    1,469.7    1,521.5      0.9%     0.7%
--------------------------------------------------------------------------------
       Contra Costa County     852.5      995.6    1,061.1      1.6%     1.3%
--------------------------------------------------------------------------------
       San Francisco County    740.3      757.7      774.8      0.2%     0.4%
--------------------------------------------------------------------------------
       Marin County            238.0      245.9      256.6      0.3%     0.9%
--------------------------------------------------------------------------------
       Other CMSA Counties   1,125.3    1,274.0    1,389.9      1.2%     1.8%
--------------------------------------------------------------------------------
                Source: Economy.com, Cushman Wakefield Analytics

Silicon Valley's greatest concentrations of population are generally between the west shore of San Francisco Bay and Interstate 280. Within San Mateo County, the communities of Daly City, Foster City, San Mateo and Redwood City are among the most densely populated. Within Santa Clara County, Mountain View, Sunnyvale, Cupertino, San Jose and Milpitas have the greatest population density. The lowest population concentrations are along the coastal ranges of San Mateo County and the hills to the east of Santa Clara County.

--------------------------------------------------------------------------------
VALUATION SERVICES                    9                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                     POPULATION PER SQUARE MILE BY ZIP CODE
                                 Silicon Valley
                                      2003


                                [POPULATION MAP]


Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

As Silicon Valley's population growth has trailed the Top 100 over the past 10 years, its household formation rate has lagged the Top 100 to an even greater extent. Between 1993 and 2003, growth in Silicon Valley's number of households averaged just 0.5 percent annually, somewhat below the CMSA's 0.8 percent annual growth rate and far below the Top 100 growth rate of 1.4 percent annually. Household growth was negative in 2002 and 2003 as out-migration from Silicon Valley continued.

Worsening net out-migration is an indicator of an economy not yet in recovery. Migration originally turned negative in 1999 when the economy was still strong, but a lack of affordable housing drove many households out of Silicon Valley. Then, as job losses mounted, out-migration accelerated. The magnitude of net out-migration is indicative of the depth of Silicon Valley's recession. Until the local jobless rate begins to subside and narrow the gap with other metro areas within the Western U.S., out-migration is apt to continue.

Growth in household formations for Silicon Valley between 2003 and 2008 is forecast to improve to 1.0 percent--above its population growth rate, but significantly less than the projected rate of 1.3 percent for the CMSA and 1.4 percent for the Top 100.

--------------------------------------------------------------------------------
VALUATION SERVICES                    10                          ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

Growth in household formations for Silicon Valley between 2002 and 2007 is forecast at a meager 0.5 percent -- above its population growth rate, but significantly less than the projected rate of 1.1 percent for the CMSA and 1.3 percent for the Top 100.

                            HOUSEHOLD GROWTH BY YEAR
                           Silicon Valley vs. Top 100
                                   1990 - 2008


                                   [BAR CHART]


Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2003, the median household income in Silicon Valley was $84,800. This figure is a staggering 63 percent higher than the median income for the Top 100. Between 1993 and 2003, Silicon Valley's 4.6 percent average annual growth in median household income far exceeded the Top 100 average annual growth of 3.6 percent. Broken down by county, Santa Clara County's average annual growth rate was 4.5 percent, and the average annual growth in median household income for San Mateo County was an even stronger strong 4.7 percent.

Through 2008, median household income growth in Silicon Valley is expected to slow considerably to 3.1 percent, with San Mateo County forecast for 3.3 percent and Santa Clara County expected to average annual increases of just 3.0 percent. By comparison, the median household income for the Top 100 is forecast to average roughly 2.8 percent annual growth.

Silicon Valley remains the most affluent region in the Bay Area. The highest income households are generally located to the south and west of Interstate 280 and south and east of Interstate 680. Only three ZIP code areas in Silicon Valley have a median household income of less than $50,000 (and two of those are the locations of Stanford and San Jose State University). In addition, there are but a few in the $50,000 to $75,000 income cohort, with those predominantly located in Daly City and South San Francisco within San Mateo County, and north, central and east San Jose within Santa Clara County.

--------------------------------------------------------------------------------
VALUATION SERVICES                   11                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
                                 Silicon Valley
                                      2003


                                  [MEDIAN MAP]

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Silicon Valley's workforce has declined by more than 14 percent from its peak in late 2000, an extraordinary loss of 199,400 jobs. The downturn has been so severe that it generated the first annual decline in population since World War II during 2002 and then again in 2003. The economy's rise was so fast and its downturn so sharp that given a projected steady growth rate beginning in 2004, it is expected be more than a decade before the employment level during the 2000 peak is reached again.

San Jose is still struggling to rebound from its deep recession. While industrial production has been rising since 2001, the vast amount of excess capacity in nearly all industries has not yet sparked a turnaround in employment, which continued to decline through the fall of 2003. Towards the end of 2003, however, industrial production reached a new high, which will likely generate enough productive activity to soon require added labor.

Total employment appeared to stabilize during the later half of 2003, but there is no guarantee that the labor market's downturn has ended as key industries, such as electronics and related business and professional services, continue to shed workers. On a bright note, however, payrolls in the information services industry, which includes software, was stable during the

--------------------------------------------------------------------------------
VALUATION SERVICES                   12                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

second half of 2003, and there is anecdotal evidence that a moderate pace of new hiring is now ongoing, although employers are being very selective in the hiring process.

Until the tech-related industries - which are the drivers of Silicon Valley's economy -- resume hiring, the local labor market is not expected to expand in any robust manner. Job gains during 2003 were limited to construction, hotels, and restaurants. Employment within the business and professional services industry only leveled off. Its lack of growth indicates that the economy is not yet strong enough to allow firms to spend anew on services such as legal, accounting, design, or advertising.

A weak economy is evident in business bankruptcy filings. Through third quarter of 2003, they had risen continuously since the tech downturn in late 2000. This trend contrasts with the rest of the nation, where business filings have been on the decline now for two years. Personal filings tell a somewhat different story. They continued to rise through the third quarter of 2003 but at a pace on par with that of the U.S.

The rebound under way in semiconductor capital equipment is a bright spot within the local economy. A rising book-to-bill ratio for North American chip producers is indicative of an expanding industry. Chip orders rose for the four consecutive months ending in November 2003. Moreover, the book-to-bill ratio was above 1.0 in October and November, indicating that orders are greater than shipments. This is the first true sign of expansion since the tech downturn in late 2000. While this does not mean that a surge of hiring is on the horizon, an improvement in profitability among chip fabrication equipment makers will help set the groundwork for labor market expansion next year.

Although other improving economic indicators remain sparse, retailers are no longer paring staff, indicating some stability in personal income and consumer spending. Similarly, employment in financial services is no longer declining. Also, leisure and hospitality industry payrolls remained level during 2003, a good indicator of stable business travel to the area. Indeed, the local hotel industry is considering ways to help fund an expansion of San Jose downtown convention center. Thus, the worst of the multiplier effects of the tech downturn may be diminishing.

Real estate markets are also experiencing some positive trends. Construction employment has been rising since March, largely due to an increase in residential construction permits. Moreover, house prices firmed in the third quarter.

Software and tech services will likely lead San Jose's rebound. Current examples include the remake of Hewlett-Packard into a service-based firm and the non-stop expansion of Internet-retailer eBay. However, these industries will be slow to turn around until venture capital placements turn broadly upward. As of the third quarter 2003, only biotech placements were on the rise.

The near-term outlook is bolstered by an initial agreement between BEA Systems and the City of San Jose to develop an office complex that would ultimately accommodate 8,400 workers. eBay also is asking the city for permission to build more densely on its property. While neither project is certain, it is indicative of some software and service firms' desire to remain in Silicon Valley, close to its experienced labor, and not move elsewhere in search of lower real estate costs or business costs.

Gross Product

Silicon Valley enjoyed a 10-year period of astounding 8.7 percent average annual growth in its gross product, compared to 3.6 percent for the Top 100, with phenomenal peaks in 1999 and 2000 of 18.6 and 25.9 percent, respectively. Silicon Valley's real gross product experienced

--------------------------------------------------------------------------------
VALUATION SERVICES                   13                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

negative 2.3 percent growth during 2002, followed by positive but nominal 0.2 percent growth during 2003. Over the five-year forecast period of 2003 to 2008, gross product is expected to grow at an average annual rate of 3.9 percent, exceeding the forecasted Top 100 rate of 3.1 percent.

                        REAL GROSS PRODUCT GROWTH BY YEAR
                           Silicon Valley vs. Top 100
                                   1990 - 2008


                                   [BAR CHART]


Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Silicon Valley's employment base is far less diversified than the U.S. overall. High-tech employment accounts for nearly one-fourth of all employment within Silicon Valley, compared to about four percent across the Top 100. The Valley is significantly more concentrated in Manufacturing (18 versus 10 percent) and Professional and Business Services (18 versus 14 percent) than the Top 100. Both of those sectors locally have substantial high-tech components.

--------------------------------------------------------------------------------
VALUATION SERVICES                   14                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                              EMPLOYMENT BY SECTOR
                           Silicon Valley vs. Top 100
                                      2003


                                  [BAR CHART]


Construction
Manufacturing
Trade, Transportation, & Utilities
Information
Financial Activities
Professional & Business Services
Education & Health Services
Leisure & Hospitality
Other Services (except Govt.)
Government
Office-using

Source: Economy.com, Cushman & Wakefield Analytics

Compared to the Top 100, Silicon Valley is relatively less weighted in the sectors of Government (11 versus 15 percent) and Transportation and Utilities (17 versus 20 percent). During 2003, Silicon Valley's only sector to see employment growth was Education and Health Services. The sectors of Manufacturing, Professional and Business Services, as well as Information all saw experienced significant declines in employment over the course of 2003.

Among the San Francisco CMSA's counties, Silicon Valley has by far the largest share of total employment (38 percent) and realized the second largest increase in total employment between 1993 and 2003 of over 114,000 jobs (trailing the Oakland PMSA's 169,000 jobs). Silicon Valley is also expected to capture the second largest share of new job creations between 2003 and 2008 of 82,000 jobs, just behind the Oakland PMSA with 87,000 jobs.

                           TOTAL EMPLOYMENT BY COUNTY
                               San Francisco CMSA
                                      2003


                                  [PIE CHART]

                              Santa Clara       28%
                              Alameda           22%
                              San Francisco     17%
                              Other Counties    12%
                              Contra Costa      11%
                              San Mateo         10%


Source: Economy.com, Cushman & Wakefield Analytics

Between 1993 and 2003, Silicon Valley's total employment increased at an average annual rate of 1.0 percent, significantly below the Top 100 rate of 1.7 percent. More recently, total employment has declined. Silicon Valley's total employment is not forecast to recover to its pre-

--------------------------------------------------------------------------------
VALUATION SERVICES                   15                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

recession level until the next decade. Following an nominal increase in 2004, between 2005 and 2008, Silicon Valley employment is forecast to grow at an annual average of 1.7 percent and slightly lag the projected Top 100 rate.

              TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
                           Silicon Valley vs. Top 100
                                   1990 - 2008


                                  [BAR CHART]


Source: Economy.com, Cushman & Wakefield Analytics

Over most of the past decade, Silicon Valley's unemployment rate had been substantially lower than that across the Top 100. However, with the 2001 economic recession and the corresponding loss of many of the region's jobs, Silicon Valley's unemployment rate lost its advantage over the Top 100. The jobless rate jumped from its low point of 1.9 percent in 2000 to 7.5 percent in 2002. The unemployment rate is projected to trend slowly marginally downward during 2004 and then gradually recede to 5.8 percent by 2008--by which time the Top 100 unemployment rate is expected to decline to 4.8 percent.

Silicon Valley is home to 12 of the 2002 Fortune 500 corporations:
Hewlett-Packard Company (ranked 14), Intel (58), Cisco Systems (95), Solectron Corporation (158), Sun Microsystems Inc. (155), Oracle Corporation (190), Agilent Technologies Inc. (292), Calpine Corporation (246), Applied Materials Inc. (327), Apple Computer Inc. (300), CNF Inc. (347), and Maxtor Corporation
(421). Following is a table of Silicon Valley's largest non-government employers.

--------------------------------------------------------------------------------
VALUATION SERVICES                   16                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                          TOP NON-GOVERNMENT EMPLOYERS
                                 Silicon Valley
                                      2003
--------------------------------------------------------------------------------
                                                                  Number of MSA
Employer                                                            Employees
--------------------------------------------------------------------------------
United Airlines                                                      17,700
Cisco Systems                                                        13,000
Applied Materials, Inc.                                              12,400
Hewlett-Packard Company/Agilent                                      10,000
Stanford University                                                  10,900
Kaiser Permanente                                                     9,100
Oracle Corporation                                                    7,400
Intel Corporation                                                     7,000
Lockheed Martin Missiles & Space                                      6,700
Solectron Corporation                                                 6,000
Sanmina                                                               6,000
AT&T                                                                  5,200
UCSF Stanford Health Care                                             4,200
Genentech                                                             3,700
Apple Computer, Inc.                                                  3,000
3Com Corporation                                                      3,000
Advanced Micro Devices                                                2,900
Raychem Corporation                                                   2,900
Visa USA/International                                                2,700
Mills Peninsula Health Services                                       2,500
--------------------------------------------------------------------------------
Source: Economy.com, Cushman & Wakefield Analytics

In the early 1990s, Silicon Valley and San Francisco had roughly the same number of office workers--roughly 200,000 each. As of year-end 2003, while San Francisco still had 190,000, Silicon Valley had nearly 300,000. Between 1993 and 2003, Silicon Valley's office-using employment grew at an average annual rate of
3.4 percent, while San Francisco netted zero growth. By comparison, office-using employment for the Top 100 grew at an average 2.4 percent annual rate. Silicon Valley's surge in office-using employment that took place during the 1990s has ended, however. Recently, Silicon Valley has seen three consecutive years of declining office-using employment, including a staggering 11.8 percent decrease during 2002.

Office-using employment within Silicon Valley is expected to increase during 2004 by 1.6 percent. Over the forecast period, office-using employment is forecast to rise at an annual 2.9 percent rate through 2008--outperforming the CMSA's projected 2.6 percent growth rate and outpacing the 2.4 percent rate forecast for the Top 100.

--------------------------------------------------------------------------------
VALUATION SERVICES                   17                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                  TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
                           Silicon Valley vs. Top 100
                                   1990 - 2008


                                  [BAR CHART]


Source: Economy.com, Cushman & Wakefield Analytics

The South Bay's largest concentrations of office-using employment are located along the Highway 101 corridor in the cities of San Jose, Milpitas, Santa Clara, Sunnyvale, Cupertino, Mountain View and Palo Alto. Moving up the Peninsula, the largest concentrations office-using employees in San Mateo County are found in Redwood Shores, Menlo Park, Redwood City, Foster City and San Mateo.

--------------------------------------------------------------------------------
VALUATION SERVICES                   18                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

              OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
                                 Silicon Valley
                                      2003


                          [OFFICE-USING EMPLOYMENT MAP]


Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

As in much of the rest of the Bay Area, Silicon Valley freeways are a challenge during commute hours. Interstates 280, 680, 880, U.S. 101, Highways 85, 87 and 92 are the primary freeways serving Silicon Valley. Also, a number of expressways criss-cross Santa Clara County. From the East Bay, the San Mateo Bridge (Highway 92) feeds commuters into San Mateo County and the Dumbarton Bridge feeds commuters into northern Santa Clara County.

Silicon Valley's public transportation system consists of commuter trains, buses and light rail. The rails for the CalTrain commuter train extend 77 miles from Gilroy in southern Santa Clara County to the South of Market district in San Francisco. CalTrain has an average daily ridership of over 30,000.

The Santa Clara Valley Transportation Authority's (VTA) light rail system has two lines--an east-west line extending from Downtown Mountain View to Milpitas at Interstate 880, and a north-south line from Baypoint near Highway 237 to south San Jose's Santa Teresa District. Weekday ridership averages 20,000. San Mateo County has no light rail system.

Separate bus systems run in each county--Santa Clara County's run by VTA and San Mateo County's run by SamTrans. VTA average weekday bus boardings are approximately 146,000. SamTrans, serving a significantly smaller population, averages 58,000 weekday boardings.

--------------------------------------------------------------------------------
VALUATION SERVICES                   19                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

The Bay Area Rapid Transit System (BART), a high-speed rail system serving predominantly Alameda and Contra Costa County commuters heading into San Francisco, has recently extended into northern San Mateo County and to San Francisco International Airport. An extension of BART into Santa Clara County from Fremont in Alameda County is also proposed.

Located within the geography of San Mateo County, San Francisco International Airport (SFO), which opened its new International Terminal in 2000, was the 19th busiest airport in the world for the year 2002 with 31.4 million arrivals and departures. SFO is negotiating to add runways to fuel future growth, but the plan is stalled due to environmental concerns of adding more landfill to San Francisco Bay.

San Jose International Airport (SJC) handled 11.7 million passengers during fiscal 2002 through its existing 31 gates. SJC has won approval for a 40-gate expansion that is expected to greatly improve air transport in and out of Silicon Valley.

Quality of Life/Amenities

Major Attractions and Amenities

Silicon Valley is an area with many unique characteristics. Its topographic features include valleys, mountains, ocean, bay, and lakes. It also has a wide variety of development ranging from urban high-rise, suburban mid-rise, industrial, residential, and agricultural land to natural and undeveloped open space.

A variety of venues include San Jose's Tech Museum, the Winchester Mystery House, and the Rosicrucian Egyptian Museum. Paramount's Great America is a prominent theme park in Santa Clara. Santa Cruz Beach & Boardwalk is about an hour away. The valleys warm summers make San Jose's Raging Waters, the Bay Area's largest water theme park, a very popular destination.

Perhaps one of the valley's best amenities is its proximity to San Francisco. In addition, the Wine Country in Napa and Sonoma Counties are also only about a two-hour drive from the south bay. Monterey, Carmel and Big Sur are about an hour drive, and Lake Tahoe and Yosemite National Park are roughly four hours from Silicon Valley.

Silicon Valley is home to the San Jose Sharks professional hockey team. In addition, Santa Clara County is often mentioned when the Oakland A's baseball team discusses a relocation. The headquarters and practice facilities for the San Francisco 49ers are located in the city of Santa Clara.

Education

The San Francisco Bay Area is home to numerous institutions of higher learning. The large number of world-class educational and research facilities--more than 35 colleges and universities--positively impacts the entire Bay Area economy. Silicon Valley's most prestigious university is Stanford University in Palo Alto, but the region is also well served by San Jose State, College of San Mateo, Santa Clara University, University of California Santa Cruz and University of California Berkeley.

--------------------------------------------------------------------------------
VALUATION SERVICES                   20                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

                          MAJOR COLLEGES/UNIVERSITIES
                                 Silicon Valley
                                      2003

------------------------------------------------------------------------------
                                                             Full/Part Time
College/University                                             Enrollment
------------------------------------------------------------------------------
San Jose State University                                       30,400
De Anza College                                                 25,000
Mission College                                                 17,300
Stanford University                                             16,400
Evergreen Valley College                                        12,200
College of San Mateo                                            11,900
Santa Clara University                                           6,800
Foothill College                                                 4,700
------------------------------------------------------------------------------

Source: San Francisco Business Times Book of Lists, Cushman & Wakefield
Analytics

Medical Facilities

Silicon Valley has a comprehensive healthcare network. The area's major healthcare facilities include the Stanford Medical Center, Santa Clara Valley Medical Center, Kaiser Permanente (3 hospitals), Regional Medical Center of San Jose, El Camino Hospital, Sequoia Hospital and VA Palo Alto.

Regional Summary

Even with a turnaround in tech demand, the pace of San Jose's rebound will be mild, due in part to potential mergers within the area. Differential performance will generate merger & acquisition potential that could result in some further shakeout of employment. However, factors such as continued innovative competition, as evidenced by the competition between AMD and Intel, plentiful office and flex space that lowers costs for startups and expansions, and an improved environment for Initial Public Offerings (IPOs) lend support to an economy that will begin to expand by mid-2004.

Silicon Valley's moderate climate and attractive quality-of-life factors are expected to continue attracting top talent to the region--at least those who can afford its high cost of living and housing costs. Its first-class educational institutions will continue to seed the region with tech-savvy graduates. Silicon Valley still maintains the highest share of nationwide venture capital investments. Silicon Valley's substantial biotechnology industry remains strong and has attracted venture capital in the wake of the dotcom bust. Research related to anti-bioterrorism may provide an additional boost to these firms.

Longer term, innovation and R&D are expected to revive the local economy and to bring its performance on par with that of the nation's top 100 metropolitan areas. When the national and global economies eventually rebound, capital investment would likely surge and further stimulate Silicon Valley's tech manufacturing base. As computer software becomes more sophisticated, more powerful computers will be required to run the software, boosting investment in computers. Finally, defense and homeland security spending are expected to bolster R&D in the valley.

--------------------------------------------------------------------------------
VALUATION SERVICES                   21                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                  LOCAL AREA MAP
================================================================================


                          [MAP OF LOCAL SAN JOSE AREA]


--------------------------------------------------------------------------------
VALUATION SERVICES                   22                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                  LOCAL AREA MAP
--------------------------------------------------------------------------------

Introduction

The subject property is in the "Golden Triangle" which encompasses the area between State Highway 237, Interstate 880, and U.S. Highway 101. The Golden Triangle is home to notable high-technology firms.

Area Characteristics

The area immediate to the subject is approximately three miles northwest of the San Jose Central Business District, and approximately one mile north of the Mineta San Jose International Airport. The local area consists primarily of research and development buildings. All of the developments in the immediate area are one and two-story, concrete tilt-up buildings in average to good condition. Most of the existing buildings were constructed in the 1970s and 1980s.

Office/Research and Development Facilities

The local area consists predominantly of office/research and development facilities. The area includes the corporate headquarters of internationally recognized companies. The subject is in the southern part of the area defined above. The southern end of the area is improved with the following developments:

      o Sun Microsystems occupies a three-story, office/research and development building (built in 1997) containing 147,000 square feet near the southeast corner of North First Street and Montague Expressway.

      o A six-story office building, containing 120,000 square feet with subterranean parking is located adjacent to the Sun Microsystems building, directly on the southeast corner of North First Street and Montague Expressway. It was completed in 1999.

      o Lockheed Martin and Globalstar Telecommunications occupy the former Ford Aerospace facility consisting of a six-building, 543,900-square foot office/research and development complex on the northeast corner of Montague Expressway and Zanker Road.

      o Corporate Plaza is two-building, 180,OOO-square foot complex on the southwest corner of Montague Expressway and Zanker Road.

      o Hitachi Instruments owns and occupies a 100,000 square foot research and development facility on the northeast corner of Montague expressway and North First Street.

      o Cadence Design Systems occupies a 10-building campus containing nearly 780,000 square feet, along the north side of Montague Expressway at Seely Avenue and River Oaks Parkway.

      o Montague Technology Park is located along Montague Expressway, across the street from the subject property. It is a four-building, office/research and development facility. Each building is a two-story structure occupied by a single tenant.

--------------------------------------------------------------------------------
VALUATION SERVICES                   23                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                  LOCAL AREA MAP
================================================================================

      o Equity Office Properties' Central Park Plaza is a six-building, office/research and development facility located adjacent to the subject site. It has frontage along Junction Avenue and Zanker Road.

      o Cisco Systems is the largest employer in the Golden Triangle. It originally developed a 45-acre site along Rio Robles and Tasman Drive in latter-1994. This project consists of eight, two-story buildings, collectively containing 819,000 square feet of net rentable area. Cisco Systems completed four additional buildings collectively containing 553,500 square feet along Vista Montana and Champion Court in late-1995. Three additional research and development buildings, also occupied by Cisco Systems, were completed in early-1997 along Tasman Drive, Rio Robles, and North First Street. These buildings collectively contain 313,650 square feet. Cisco Systems completed an additional 2.6 million square feet on 139 acres, located on the east side of Zanker Road, just south of State Highway 237. Cisco Systems also purchased over 150 acres of land in the neighboring district of Alviso, north of State Highway
            237. The land will accommodate up to 1.6 million square feet of office and R&D space. Given the severe downturn in the high-tech industry over the past year however, Cisco has moth-balled the two existing buildings in this development and does not plan to build anymore space in the foreseeable future.

      o In latter-1996, Atmel Corporation completed a large, research and development building on a 38-acre site bordered by North First Street, U.S. Highway 101 Guadalupe Parkway and O'Nel Drive, just south of the local area boundaries. SymmetriCom occupies a newer, two-story, research and development building directly across the street from Atmel.

      o Altera Corporation, a programmable semi-conductor chip manufacturer, completed a 500,000-square foot campus in early-1998 on two parcels located along North First Street and Innovation Drive.

      o BEA occupies a two-building development, containing 220,000 square feet, on the northwest corner of North First Street and Guadalupe Parkway. These buildings are four-story, steel-frame structures. BEA also purchased over 40 acres of vacant land adjacent to this development for expansion. However, development plans are on hold given the erosion of the market conditions.

      o Phase I of the former Novell, Inc. corporate campus, located on the southwest corner of North First Street and Guadalupe Parkway, was completed in mid-1999. Phase I consists of five, two to four-story, steel frame, office/research and development buildings. Phase I collectively contains 533,342 square feet of gross building area. Phase II was to consist of five additional buildings. eBay purchased the campus and vacant land from Novell in mid-2003, for its own occupancy.

      o A 350,000 square foot, research and development complex, known as Valley Technology Park, was built along the east side of Zanker Road, between Trimble Road and Plumeria Drive, in late-1998. Carr America purchased the former Ferrara Meat Packing Plant containing 21.4-acres. Carr America also developed a 258,000-square foot, two-story, research and development building along Orchard Parkway and Trimble Road, known as the Valley Research Park.

--------------------------------------------------------------------------------
VALUATION SERVICES                   24                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                  LOCAL AREA MAP
================================================================================

      o Mozart Development Company constructed two, two and three-story, office/research and development buildings collectively containing approximately 126,000 square feet along Orchard Parkway, just west of North First Street in late-2000. The entire facility was pre-leased.

      o Lincoln Property Company completed Lincoln Technology Center, a four-building, office/research and development project along North First Street, just south of Trimble Road in 2001. Collectively, the buildings contain 248,000 square feet. The property was pre-leased to Sun Microsystems.

The following are the most notable office/research and development facilities in northern end of the local area:

      o KLA Instrument's corporate campus is located along Rio Robles. It consists of three, two-story, concrete tilt-up research and development buildings in very good condition. The last of these buildings was completed in May 1996.

      o Amdahl occupies several one and two-story buildings, along North First Street and Rio Robles. Novellus Systems' corporate campus is located on the southeast corner of North First Street and Headquarters Drive. This facility is comprised of six, one and two-story buildings collectively containing 333,500 square feet. Novellus also owns and occupies five additional buildings near their main campus.

      o Menlo Equities developed the Corporate Technology Centre, a 35-acre site along the south side of State Highway 237, Headquarters Drive and Holger Way. The development, completed in mid-2000, consists of eight, two-story, office/research and development buildings collectively containing 602,000 square feet.

Office Developments

The local area also includes notable, multi-tenant office facilities.

      o The South Bay Center is a class "B" office park located on the east side of North First Street between Trimble Road and Component Drive. The park consists of six buildings collectively containing 424,200 square feet.

      o Bayshore Plaza is a six-story, class "A" building facility containing 100,000 square feet located just south of the subject.

      o North First Street Plaza is a six-story office building located across the street from Bayshore Plaza, containing approximately 120,000 square feet.

      o Capital Towers, a five-story office building containing 82,500 square feet n the corner of North First Street and Brokaw Road.

      o Orchard Plaza is a three-story, concrete tilt-up office building on the corner of North First Street and Charcot Avenue.

--------------------------------------------------------------------------------
VALUATION SERVICES                   25                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                  LOCAL AREA MAP
================================================================================

Residential Developments

      o River Oak Village includes two apartment complexes, both mid-rise and garden-style, as several condominium complexes and a community retail facility along Montague Expressway and River Oaks Parkway. This master-planned development is approximately one block north of the subject site. It was built in the early-1990s.

      o The Northpark Apartments are among several new apartment/condominium projects that were constructed in 2000 and 2001 along the east side of North First Street at Rio Robles. This development is part of a master-planned area that will eventually be built-out with a total of 2,500 units.

      o Several apartment and condominium complexes, built in the latter-1990s, are located off of Renaissance Drive, just west of North First Street.

Access and Transportation

The subject area enjoys very good access.

      o Interstate 880, the Nimitz Freeway, is located less than one mile east of the subject site. It courses in a north/south direction providing access northward to the City of Oakland, and southward through the City of San Jose, becoming State Highway 17, which provides access to the City of Santa Cruz.

      o U.S. Highway 101, the Bayshore Freeway, is located 1-1/2 miles south of the subject site. It courses northward through San Francisco and southward through San Jose, terminating in the City of Los Angeles. This freeway serves most Santa Clara County cities.

      o Guadalupe Parkway is located at the southern end of the local area. It courses southwestward providing access to northbound U.S. Highway
            101. It also provides access southward through Downtown San Jose, to State Highway 85.

      o Montague Expressway abuts the subject site. It courses an east/west direction providing access from U.S. Highway 101, to the west, and Interstate 880, to the east, to the subject area.

      o State Highway 237 is located 2 miles north of the subject site. It provides access westward to the City of Mountain View and eastward to Interstate 680.

Although the private automobile is still the most prevalent mode of transportation, the Santa Clara County Transit System provides bus service to all communities within the County. Bus stops are located proximate to the subject site along Montague Expressway. A Santa Clara Light Rail station is located approximately two blocks west of the subject site, at the North First Street/Orchard Parkway intersection.

Summary and Conclusions

In summary, the local area is within the Golden Triangle, which includes a myriad of high-technology firms. Many of the developments in the area are the corporate headquarters of internationally recognized companies. Therefore, the area has become a recognized, corporate

--------------------------------------------------------------------------------
VALUATION SERVICES                    26                          ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                  LOCAL AREA MAP
================================================================================

location. Most of the facilities in the area were constructed between the mid-1980's and mid-1990's. Though significant new development is evident in the area, several proposed office and R&D campuses have been shelved given currently soft market conditions. Consequently, the area is in a stable period. The area is not expected to see further growth until economic conditions improve and vacancy substantially declines.

--------------------------------------------------------------------------------
VALUATION SERVICES                    27                          ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

--------------------------------------------------------------------------------
MARKETBEAT SNAPSHOT
--------------------------------------------------------------------------------
INDUSTRIAL OVERVIEW                                           First Quarter 2004
SILICON VALLEY, CALIFORNIA

Silicon Valley's industrial market continued to struggle in the first quarter of 2004. Despite the fact that the worldwide semiconductor industry is expected to increase revenue by 22.6% this year, and although many companies such as Intel and Synopsys will benefit from international consumer demands of mobile phones and personal electronics, many technology companies are expanding in other countries rather than locally. Because the U.S. only allows certain technologies and limits the amount of advanced equipment to be exported, other countries, such as China and India, are beginning to lure designers from the Silicon Valley. Both Intel and Synopsys are planning to expand facilities in China. It is estimated that in six years China will be the second largest chip maker in the world. Though offshoring continues to be an issue, jobs outside of the technology industry have helped Silicon Valley unemployment rate decrease 2.1 points over the last year to 6.8% in February 2004. Hiring is expected to rise in industries such as services and public administration, construction, and non-durable goods manufacturing.

Consolidations, relocations, and high tech tenants moving into more prestigious office buildings has caused the Silicon Valley's overall industrial vacancy to increase from 18.0% first quarter 2003 to 19.8% first quarter 2004. An additional 4.1 million square feet (msf) of vacant high tech space has been added in that time frame. The warehouse/distribution sector has also added 707,615 square feet (sf) of vacant space from first quarter 2003 to first quarter 2004. The manufacturing sector on the other hand has 94,398 square feet
(sf) less vacant from first quarter 2003.

Several large availabilities were added to the already saturated industrial market in the first quarter. There were 320,000 sf of high tech sublease space put on the market at 3105-3195 Kifer Road in Fremont. Other recently vacated availabilities include 246,500 sf of warehouse/distribution space at 28350 Fremont Boulevard, 109,400 sf of warehouse/distribution space at 590 Brennan Street, and 93,748 sf of high tech space at 47214 Lakeview Boulevard.

The increase in availabilities continues to push asking rental rates downward. From first quarter 2003 to first quarter 2004, high tech asking rental rates declined 22.3% to $.91 per square foot per month (psf/mo), manufacturing asking rental rates declined 25.6% to $.67 psf/mo, and warehouse/distribution asking rental rated declined 18.1% to $.45 psf/mo.

Though vacancy continued to increase, leasing activity is stable. There were 2.1 msf leased in the first quarter, similar to the quarterly activity seen throughout 2003. Google subleased 103,640 sf at 1565 & 1585 Charleston Road, Allied Telesyn subleased 85,000 sf of high tech space at 3200 North First Street, and the County of Santa Clara subleased 76,872 sf of manufacturing space at 1877 Senter Road.

----------------------------------------

Though the 2.1 msf of first quarter
leasing activity is healthy, additional
space becoming available has caused the
vacancy to rise from first quarter 2003.

----------------------------------------

Sales activity remained stable as well with 1.4 msf of user and investor sales occurring during the fist three months of 2004. Prudential purchased 911-1001 Murphy Ranch Road for $70.0 million, the County of Santa Clara purchased 2310 & 2314 North First Street for $33.8 million, and Dollinger Properties purchased 45635-45655 Northport Loop for $5.9 million.
                                                              [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)
                                                Global Real Estate Solutions(TM)

INDUSTRIAL OVERVIEW, SILICON VALLEY, CALIFORNIA               First Quarter 2004

CUSHMAN & WAKEFIELD MARKET HIGHLIGHTS

Significant 1Q04 New Lease Transactions

1565 & 1585 Charleston Road   Mountain View, North         Google                     103,640     High Tech
3200 North First Street       San Jose, No. First Street   Allied Telesyn              85,000     High Tech
1877 Senter Road              San Jose, Central            County of Santa Clara       76,872     Manufacturing
1171 Montague Expressway      Milpitas                     Bizcom Electronics          75,547     Warehouse/Distribution
1625 Charleston Road          Mountain View, North         Google                      67,000     High Tech
8200 Central Avenue           Newark                       Usb Payment Processing      59,020     High Tech
670 McCarthy Boulevard        Milpitas                     Macronix America            53,284     High Tech

--------------------------------------------------------------------------------------------------------------
Significant 1Q04 Sale Transactions
--------------------------------------------------------------------------------------------------------------
911-1001 Murphy Ranch Road        Milpitas                     Prudential                 351,000   $70,000,000
2310 & 2314 North First Street    San Jose, No. First Street   County of Santa Clara      199,440   $33,800,000
45635-655 Northport Loop East     Fremont, Bayside             Dollinger Properties        63,845    $5,937,845
4545-4575 Cushing Parkway         Fremont, Automall            Bema Electronics            58,130    $5,115,440
580 Cottonwood Drive              Milpitas                     Promise Technology          48,384    $4,983,552
1220 Midas Way                    Sunnyvale, East              Atlantic Pearl Investments  54,500    $4,150,000

--------------------------------------------------------------------------------
Significant 1Q04 Construction Completions
--------------------------------------------------------------------------------
N/A

--------------------------------------------------------------------------------
Significant Projects Under Construction
--------------------------------------------------------------------------------
N/A

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD MARKET/SUBMARKET STATISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                          Overall    YTD                       YTD           YTD       Direct Weighted Average
                                  No. of  Vacancy  Leasing      Under      Construction     Direct        Net Rental Rate
  Market/Submarket    Inventory   Bldgs.   Rate    Activity  Construction  Completions    Absorption   HT     MFG    W/D   OS**
--------------------------------------------------------------------------------------------------------------------------------
  Campbell            2,400,692      76    10.2%     16,295        0            0          (2,267)     $1.02  $0.74  $0.65  N/A
  Cupertino           4,474,088      69    19.9%     28,862        0            0          (8,876)     $1.02  $1.55    N/A  N/A
  Fremont            38,873,926     623    16.4%    243,469        0            0        (481,232)     $0.81  $0.62  $0.44  N/A
  Los Gatos             755,048      24    14.3%     34,927        0            0          31,707      $1.22    N/A    N/A  N/A
  Milpitas           21,319,205     309    24.2%    205,864        0            0          31,997      $0.74  $0.70  $0.48  N/A
  Mountain View      14,978,066     379    24.3%    362,112        0            0        (240,259)     $1.07  $1.10  $0.74  N/A
  Newark              7,409,892     101    26.2%    102,857        0            0          48,760      $0.75  $0.69  $0.41  N/A
  San Jose           73,419,224   1,221    18.5%    800,479        0            0        (238,125)     $0.89  $0.57  $0.43  N/A
  Santa Clara        37,237,572     715    20.8%    161,930        0            0        (307,730)     $0.96  $0.76  $0.45  N/A
  Sunnyvale          30,133,166     681    20.4%    219,077        0            0        (355,451)     $0.97  $0.80  $0.55  N/A
--------------------------------------------------------------------------------------------------------------------------------
  TOTAL             231,000,879   4,198    19.8%  2,175,872        0            0      (1,521,476)     $0.92  $0.70  $0.44  N/A
--------------------------------------------------------------------------------------------------------------------------------

* Rental rate reflects $psf/mo
** OS inventory does not exist in this market

For more information, please contact our Research Department
Cushman & Wakefield, Inc.
560 South Winchester Boulevard, Suite 200
San Jose, California 95128
(408) 436-5500

This report contains information available to the public and has been relied upon by Cushman & Wakefield on the basis that it is accurate and complete. Cushman & Wakefield accepts no responsibility if this should prove not to be the case. No warranty or representation, express or implied, is made to the accuracy or completeness of the information contained herein, and same is submitted subject to errors, omissions, change of price, rental or other conditions, withdrawal without notice, and to any special listing conditions imposed by our principals.

Copyright (C) 2004 Cushman & Wakefield, Inc. All rights reserved.    $125.00

                                                              [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)
                                                Global Real Estate Solutions(TM)

                                                              R&D MARKET ANAYSIS
================================================================================

                                 Silicon Valley
                         High Technology Market Trends


                                  [BAR CHART]


                     Year-end     Year-end    Year-end    Year-end     Year-end     Year-end      Year-end     Mid-Year
                       1997         1998        1999        2000         2001         2002          2003         2004
------------------------------------------------------------------------------------------------------------------------
Overall Avails       4,924,112   12,645,056   8,832,301   3,757,107   17,461,406   30,147,117    36,002,751   35,086,309
------------------------------------------------------------------------------------------------------------------------
Leasing Activity    13,235,439   10,473,542  16,290,949  24,981,205    8,064,821    6,560,934     8,861,357    3,435,874
------------------------------------------------------------------------------------------------------------------------
Overall Rent             $1.46        $1.59       $1.40       $4.18        $1.96        $1.24         $0.94        $0.87
------------------------------------------------------------------------------------------------------------------------

*Vacancy Rate is the overall vacancy rate for both direct and sublease space.
 Rent Rate is the NNN weighted average asking rental rate for both direct and sublease space.

                                    San Jose
                         High Technology Market Trends


                                  [BAR CHART]


                      Year-end     Year-end    Year-end    Year-end    Year-end    Year-end      Year-end     Mid-Year
                        1997         1998        1999        2000        2001        2002          2003         2004
------------------------------------------------------------------------------------------------------------------------
Overall Avails        1,844,490   3,851,679   3,080,767   1,144,546   4,888,028   10,084,084    11,033,170   10,093,764
------------------------------------------------------------------------------------------------------------------------
Leasing Activity      3,290,138   2,878,389   4,683,319   9,029,202   2,124,499    1,433,669     2,143,637      846,086
------------------------------------------------------------------------------------------------------------------------
Overall Rent              $1.40       $1.51       $1.43       $3.03       $1.92        $1.23         $0.91        $0.81
------------------------------------------------------------------------------------------------------------------------

*Vacancy Rate is the overall vacancy rate for both direct and sublease space.
 Rent Rate is the NNN weighted average asking rental rate for both direct and sublease space.
 Availabilities include all vacancies in built buildings. Leasing activity is year-to-date, excluding renewals.
 Source: Cushman & Wakefield Research Services

Vacancy Trends

As with the overall industrial market, Silicon Valley hi-tech vacancy increased from 2.8% at the end of 2000 to 23.6% at the end of the 2nd quarter of 2004, while hi-tech vacancy in San Jose increased from 3.0% to 23.3%.

Under Construction

At the end of the 2nd quarter 2004, no industrial space was under construction in Silicon Valley.

Leasing Activity

Demand for both office and industrial space throughout Silicon Valley dramatically diminished from 2000 through the end of 2002. Though gross leasing activity increased in 2003 to 8.9 million square feet, it still is considered relatively anemic given historical trends. Brokers interviewed have universally stated that leasing activity is not expected to significantly improve until sometime in 2005.

Rental Rates

Average R&D asking rental rates increased substantially in Silicon Valley by 2000, to $4.18 per square foot per month, triple-net. However, the weighted average asking rental rate decreased

--------------------------------------------------------------------------------
VALUATION SERVICES                   30                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                              R&D MARKET ANAYSIS
================================================================================

to $0.87 per square foot per month, by the end of the 2nd quarter 2004. At the same time, asking rental rates for R&D space in San Jose dropped to $0.81 per square foot per month, triple-net. We should note that actual consummated rates are lower than the asking rates.

Based on our research of R&D space in San Jose, discussed later in the Income Capitalization Approach, monthly rental rates generally range from $0.65 to $0.75 per square foot, triple-net, depending on quality and office build-out. Leases typically include 3% annual rent increases. Lease terms are typically 3 to 5 years. Free rent is more prevalent in the marketplace. In most cases, landlords are giving tenant improvement allowances on pre-improved space between $5.00 and $10.00 per square foot.

Summary and Conclusions

The Silicon Valley industrial market enjoyed unprecedented demand over the past decade, particularly over the past three years with the explosion of the "dot com" companies. As a result vacancy rates decreased to historically low levels and rental rates increased to unprecedented levels by the end of 2000.

With the implosion of the "dot com" phenomenon the market declined significantly since the end of 2000. Vacancy throughout the region has nearly quadrupled and leasing activity has slowed. As a result, rental rates have dropped to levels achieved back in 1996 and 1997. Most market participants do not believe that the market will begin to measurably improve until sometime in 2005.

--------------------------------------------------------------------------------
VALUATION SERVICES                   31                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                SITE DESCRIPTION
================================================================================

Location:                      2730-60 Junction Avenue and
                               404-410 Plumeria Drive
                               San Jose, Santa Clara County, California 95134

                               The site is located on the southeast corner of Junction Avenue and Plumeria Drive. Montague Expressway borders the site northern lot line.

Shape:                         Generally rectangular

Topography:                    Level at and at the finished street grade.

Land Area:                     10.11 acres

                               440,392 square feet

Frontage, Access, Visibility:  Approximately 768 feet along Junction Avenue
                               Approximately 309 feet along Plumeria Drive
                               Approximately 921 feet along Montague Expressway

Soil Conditions:               We did not receive nor review a soil report.
                               However, we assume that the soil's
                               load-bearing capacity is sufficient to
                               support existing structures. We did not
                               observe any evidence to the contrary during our physical inspection of the property.
                               Drainage appears to be adequate.

Utilities

  Water:                       San Jose City

  Sewer:                       San Jose City

  Electricity:                 Pacific Gas and Electric Company

  Gas:                         Pacific Gas and Electric Company

  Telephone:                   SBC

Site Improvements:             The site includes an asphaltic, surface
                               parking lot surrounding the buildings,
                               concrete walkways and parking curbs.
                               Landscaping includes lawns, trees and shrubs along portions of the building perimeters, the lot lines and streets. Landscaping is in average to good condition.

Land Use Restrictions:         We were not given a title report to review.
                               We do not know of any easements,
                               encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Map:                     National Flood Insurance Rate Map Community Panel
                               Number 060349-0008F, dated February 19, 1986.

Flood Zone:                    The subject Property is located in Flood Hazard
                               Zone "B" which are areas inundated under 500 year flooding.

Wetlands:                      We were not given a Wetlands survey. If
                               subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

--------------------------------------------------------------------------------
VALUATION SERVICES                   32                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                SITE DESCRIPTION
================================================================================

Seismic Hazard:                 The site is not located in a Special Study
                                Zone as established by California's
                                Alquist-Priolo Geological Hazards Act.

Hazardous Substances:           We observed no evidence of toxic or hazardous
                                substances during our inspection of the site.
                                However, we are not trained to perform
                                technical environmental inspections and
                                recommend the services of a professional engineer for this purpose.

Overall Functionality:          The subject site is functional for its current
                                use.

--------------------------------------------------------------------------------
VALUATION SERVICES                   33                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                SITE DESCRIPTION
================================================================================

                                    PLAT MAP


                    [PLAT MAP MARKED WITH SUBJECT LOCATION]


--------------------------------------------------------------------------------
VALUATION SERVICES                   34                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                        IMPROVEMENTS DESCRIPTION
================================================================================

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the property manager.

General Description

  Year Built:                 1982 and 1983

  Number of Buildings:        2

  Number of Stories:          1

  Land To Building Ratio:     3.02 to 1

  Gross Building Area:        145,951 square feet (2730-60 Junction Ave.
                              contains 90,467 sf and 404-410 Plumeria Dr.
                              contains 55,484 sf)

  Net Rentable Area:          145,951 square feet

Construction Detail

  Basic Construction:         Concrete Tilt-up with steel column infill

  Foundation:                 Poured concrete slab

  Framing: Structural steel with masonry and concrete encasement

  Percent of Office Space:    2370 Junction Avenue is improved with 50% office
                              area (remainder in manufacturing and some warehouse space) and 404-410 Plumeria Drive is improved with 100% office area.

  Percent Air Conditioned:    95%

  Clear Ceiling Height:       9' to 12' in office areas. 14' in the lab/assembly
                              areas in 2730-60 Junction Avenue

  Loading Doors:              2 dock highs, 2 drive in doors

  Floors: Concrete poured over metal deck. Each floor is bridged by structural steel floor beams.

  Exterior Walls:             Painted concrete tilt-up

  Roof Cover:                 Flat roofing system consisting of built-up
                              assemblies and metal mansards.

  Windows: The windows are solar-tinted windows in anodized aluminum frames.

  Pedestrian Doors:           Double Glass entry doors at the main lobbies

--------------------------------------------------------------------------------
VALUATION SERVICES                   35                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                        IMPROVEMENTS DESCRIPTION
================================================================================

Mechanical Detail

  Heating and Cooling:        Roof-mounted package HVAC units.

  Plumbing:                   The plumbing system is assumed to be adequate
                              for existing use and in compliance with local law and building codes. The plumbing system is typical of other R&D properties in the area with a combination of PVC, steel, copper and cast iron piping throughout the building.
                              Adequate restrooms for men and women are situated throughout the building.

  Electrical Service:         Assumed adequate for R&D use.

  Elevator Service:           The buildings do not contain elevators (one-story
                              structures).

  Fire Protection:            The buildings are fully sprinklered. They have a
                              central station monitoring linked directly to the local fire department.

Interior Detail

  Layout:                     The subject property is a 2-building complex.
                              2730-60 Junction Avenue is improved with approximately 50% office area, 40% assembly area (including decommissioned clean rooms) and 10% warehouse area. 404-410 Plumeria Drive is improved with 100% office area. The office areas include open areas, private perimeter and interior offices and conference rooms. All areas excluding the warehouse area in 2730-60 Junction Avenue, are HVAC-served.

  Floor Covering:             Commercial grade carpet in the office areas.
                              Vinyl tile in the corridors, lab, assembly and employee break areas. Ceramic tile in the restrooms. Concrete slab in the warehouse area of 2730-60 Junction Avenue.

  Walls:                      Painted gysumboard.

  Ceilings:                   Dropped acoustical tile panel systems in the
                              office, lab and assembly areas. Exposed
                              construction slab in the warehouse area of 2730-60 Junction Avenue.

  Lighting:                   Recessed fluorescent fixtures.

  Restrooms:                  The building features adequate restrooms for men
                              and women in both the office and warehouse areas.

Site Improvements

  Parking: 580 spaces (3.97:1,000 Sq Ft). Parking appears adequate

  Onsite Landscaping:         A variety of trees, shrubbery and grass.

  Other:                      Concrete curbs and walkways.

Personal Property:            Personalty was excluded from our valuation.

Capital Improvements:         Other than normal routine property maintenance,
                              there are no major capital improvement
                              expenditures planned in the immediate future.

--------------------------------------------------------------------------------
VALUATION SERVICES                   36                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                        IMPROVEMENTS DESCRIPTION
================================================================================

Summary

  Condition:                  Average

                              The buildings have been adequately maintained and provide an average to good appearance relative to competing buildings within the market.

                              We did not inspect the roofs of the buildings or make a detailed inspection of the mechanical systems. The appraisers however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

  Quality:                    Average

  Design and Functionality:   The buildings are office/R&D structures that are
                              functionally designed for their intended use.

  Actual Age:                 11 and 12 years

  Effective Age:              10 years

  Expected Economic Life:     45 years

  Remaining Economic Life:    35 years

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified to make a compliance survey of this property to determine whether or not it is in conformity with the requirements of the ADA. It is possible that a compliance survey could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials exist.

--------------------------------------------------------------------------------
VALUATION SERVICES                   37                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                            REAL PROPERTY TAXES AND ASSSESSMENTS
================================================================================

Current Property Taxes

The property is subject to the taxing jurisdiction of Santa Clara County. The assessors' parcel identification numbers are 097-14-043 and 083. The assessment and taxes for the property are presented below:

                          PROPERTY TAX DATA (2003/2004)

================================================================================
                                                                2003/2004
                                                           ---------------
Assessed Value
   Land:                                                      $11,000,000
   Improvements:                                                7,100,000
                                                              -----------
   Total:                                                     $18,100,000
Tax Rate                                                         0.010867
   Direct Assessments                                              13,318
                                                              -----------
Total Property Taxes and Assessments                             $210,011

Building Area (SF)                                                145,951
Property Taxes per Square Foot                                      $1.44
================================================================================

Total taxes for the property are $210,011, or $1.44 per square foot. The taxes above include direct assessments totaling $13,318. These assessments are perpetual paid.

If the subject properties were sold, they would be reassessed at market value by the county assessor. The county assessor commonly bases the market value of a property on its sale price.

--------------------------------------------------------------------------------
VALUATION SERVICES                   38                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                          ZONING
================================================================================

The property is zoned I - Industrial by the City of San Jose. Permitted uses within this district include research and development facilities, manufacturing, and warehouse uses. Zoning regulations imposed within this district are as follows:

                               ZONING REGULATIONS
--------------------------------------------------------------------------------
Minimum Lot Area:           10,000 square feet
Maximum Coverage Ratio:     50% to 60%
Maximum Building Height:    45 feet
Maximum Lot Coverage:       50% to 60%
Required On-Site Parking:   1 space per net square foot of research and
                            development floor area. Net square footage is calculated at 85% of gross building area.

Minimum Yard Setbacks
  Front:                    25 feet
--------------------------------------------------------------------------------

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

--------------------------------------------------------------------------------
VALUATION SERVICES                   39                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            HIGHEST AND BEST USE
================================================================================

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We have evaluated the site's highest and best use both as currently improved and as if vacant. In both cases, the property's highest and best use must meet four criteria. That use must be (1), legally permissible (2) physically possible, (3) financially feasible, and (4) maximally productive.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate office/R&D, light manufacturing and assembly, and warehouse uses. Aside from the site's zoning regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the "Site Description" section of the report, the site's size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all urban and suburban uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are what is financially feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As discussed in the Market Analysis, the market has eroded significantly over the past few years, sending vacancy rates up significantly and rental rates downward.

Highest and Best Use of Site As Though Vacant

Considering the subject site's physical characteristics and location, as well as the state of the local market, it is our opinion that the Highest and Best Use of the subject site as though vacant is an office/R&D facility developed to the highest density possible when market conditions improve. .

--------------------------------------------------------------------------------
VALUATION SERVICES                   40                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained "as is" so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

It is our opinion, the existing buildings add value to the site as if vacant, therefore dictating a continuation of its current use. In conclusion, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently developed.

--------------------------------------------------------------------------------
VALUATION SERVICES                   41                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               VALUATION PROCESS
================================================================================

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered each in this appraisal to develop an opinion of the market value of the subject property. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach is dependent upon the availability and comparability of the market data uncovered as well as the motivation and thinking of purchasers in the market for a property such as the subject. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing recent sales transactions of sites of comparable zoning and utility adjusted for differences which exist between the comparables and the subject. Valuation is typically accomplished using a unit of comparison such as price per square foot of land or potential building area. Adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a value for the subject site.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few improved sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added resulting in a value estimate for the subject property.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot of building area, effective gross income multiplier or net income multiplier. Adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a value for the subject property.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties for the vacant space. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the

--------------------------------------------------------------------------------
VALUATION SERVICES                   42                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               VALUATION PROCESS
================================================================================

relationship between net operating income and value. This method is referred to as Direct Capitalization.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

Summary

This appraisal employs the Sales Comparison and Income Capitalization Approaches. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion. Given the age of the improvements and degree of external obsolescence currently in the market, estimating depreciation is very subjective. Thus, the Cost Approach was not considered a reliable value approach and therefore, was not used in this analysis.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

--------------------------------------------------------------------------------
VALUATION SERVICES                   43                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing the subject property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm's-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1. Research recent, relevant property sales and current offerings throughout the competitive area;

2. Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or location factors;

3. Identify sales that include favorable financing and calculate the cash equivalent price;

4. Reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, or net income per square foot;

5. Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.    Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of net rentable area. All comparable sales were analyzed on this basis. On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and the adjustment process.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

      o     A traditional adjustment grid utilizing percentage adjustments

--------------------------------------------------------------------------------
VALUATION SERVICES                   44                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

                       COMPARABLE R&D PROPERTY SALES MAP


                              [PROPERTY SALES MAP]


--------------------------------------------------------------------------------
VALUATION SERVICES                   45                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

============================================================================================================
SUMMARY OF IMPROVED SALES
============================================================================================================
                                                              Sales                                    L:B
                Address                   Grantor             Price       Site SF     Yr. Built       Ratio
       -----------------------------------------------------------------------------------------------------
 No.          City, state                 Grantee              Date      Bldg NRA      Quality        Rail
============================================================================================================
         2305 Mission College
  1            Boulevard           Nortel Networks., Inc.  $40,355,000    687,377      1979-89       1.95:1
       -----------------------------------------------------------------------------------------------------
            Santa Clara, CA        South Bay Development       7/02       353,159      Average         No
------------------------------------------------------------------------------------------------------------
  2       1110 Ringwood Court        Bedford Properties    $40,000,000    636,412        1985        2.92:1
       -----------------------------------------------------------------------------------------------------
             San Jose, CA           Teachers Insurance &
                                       Annuity Assoc.          9/02       217,824      Average         No
------------------------------------------------------------------------------------------------------------
  3        4275 Burton Drive          Agnew Road, LLC      $10,300,371    214,060        1985        2.13:1
       -----------------------------------------------------------------------------------------------------
            Santa Clara, CA       NLFC 1998-2 Santa Clara      1/03       100,608      Average         No
                                           LLP
------------------------------------------------------------------------------------------------------------
           2300-2330 Central
              Expressway,
  4    2770-2890 Scott Boulevard,
         and 2001 Walsh Avenue     BRE/San Tomas II, LLC   $110,000,000  1,637,855    1972-2000      2.62:1
       -----------------------------------------------------------------------------------------------------
            Santa Clara, CA       Mission West Properties      4/03       624,812        Good          No
------------------------------------------------------------------------------------------------------------
           991-1225 Montague
  5           Expressway            Cisco Systems, Inc.    $20,133,200    540,144        2000        2.41:1
       -----------------------------------------------------------------------------------------------------
             Milpitas, CA          South Bay Development       9/03       223,664     Very Good        No
------------------------------------------------------------------------------------------------------------
  6       5400 Bayfront Plaza               3Com           $118,100,000  1,472,110     1990-97       1.68:1
       -----------------------------------------------------------------------------------------------------
            Santa Clara, CA        Marvel Semicounductor      10/03       876,359     Very Good        No
------------------------------------------------------------------------------------------------------------
  7     1184-1194 Mathilda Ave         Menlo Equities      $85,000,000    533,479        2000        2.00:1
       -----------------------------------------------------------------------------------------------------
             Sunnyvale, CA            Clarion Partners         5/04       266,740     Excellent        No
------------------------------------------------------------------------------------------------------------

====================================================================================
SUMMARY OF IMPROVED SALES
====================================================================================
                                     DOORS:       Percent         Price       NOI
                Address              Dock-Hi      Office           PSF        PSF
       -----------------------------------------------------------------------------
 No.          City, state           Drive-in   Ceilings (ft.)     Occup.      OAR
====================================================================================
         2305 Mission College
  1            Boulevard                4          90.0%         $114.27    $11.22
       -----------------------------------------------------------------------------
            Santa Clara, CA             2          14 ft            0%       9.8%
------------------------------------------------------------------------------------
  2       1110 Ringwood Court           5          95.0%         $183.63    $17.81
       -----------------------------------------------------------------------------
             San Jose, CA
                                       12          16 ft          100%       9.7%
------------------------------------------------------------------------------------
  3        4275 Burton Drive            0          60.0%         $102.38     $7.34
       -----------------------------------------------------------------------------
            Santa Clara, CA             2          14 ft            0%        7.2%

------------------------------------------------------------------------------------
           2300-2330 Central
              Expressway,
  4    2770-2890 Scott Boulevard,
         and 2001 Walsh Avenue         18          90.0%         $176.05    $17.96
       -----------------------------------------------------------------------------
            Santa Clara, CA             7        14 to 24          90%       10.2%
------------------------------------------------------------------------------------
           991-1225 Montague
  5           Expressway                2         100.0%         $90.02       N/A
       -----------------------------------------------------------------------------
             Milpitas, CA               B          14 ft           0%         N/A
------------------------------------------------------------------------------------
  6       5400 Bayfront Plaza        2 to 5       100.0%         $134.76      N/A
       -----------------------------------------------------------------------------
            Santa Clara, CA             A        12 to 14          26%        N/A
------------------------------------------------------------------------------------
  7     1184-1194 Mathilda Ave          4         100.0%         $318.66    $34.98
       -----------------------------------------------------------------------------
             Sunnyvale, CA              A          12 ft          100%       11.0%
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Subject Property                          440,392   1982 and 1983     3.02          2
                        -----------------------------------------------------------------------------------------------------
                                          145,951      Average         No           2                    100%
-----------------------------------------------------------------------------------------------------------------------------
Survey Minimum            $10,300,371     214,060        1985        1.68:1         0          60.0%      $90.02     $7.34
-----------------------------------------------------------------------------------------------------------------------------
Survey Maximum           $118,100,000    1,637,855       2000        2.92:1        18         100.0%      $318.66   $34.98
-----------------------------------------------------------------------------------------------------------------------------
Survey Average            $60,555,510     817,348        1993        2.24:1         6          90.7%      $159.97   $17.86
-----------------------------------------------------------------------------------------------------------------------------
Survey Minimum               7/02         100,608                                   2          12 ft        0%       7.2%
-----------------------------------------------------------------------------------------------------------------------------
Survey Maximum               5/04         876,359                                  12          16 ft       100%      11.0%
-----------------------------------------------------------------------------------------------------------------------------
Survey Average               4/03         380,452                                   6          15 ft        40%      9.6%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VALUATION SERVICES                   46                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

================================================================================
IMPROVED SALE ADJUSTMENT GRID
================================================================================
                   ECONOMIC ADJUSTMENTS (CUMULATIVE)

       Price      Property        Conditions
       PSF &       Rights            of                    Market
No.    Date       Conveyed          Sale      Financing  Conditions    Subtotal
================================================================================
1    $114.27    Fee Simple/Mkt.   Arms-Length   None       Superior    $109.70
        7/02         0.0%            20.0%      0.0%        -20.0%      -4.0%
--------------------------------------------------------------------------------
2    $183.63    Leased Fee/Mkt.   Arms-Length   None       Superior    $146.91
        9/02         0.0%            0.0%       0.0%        -20.0%     -20.0%
--------------------------------------------------------------------------------
3    $102.38    Fee Simple/Mkt.   Arms-Length   None       Superior    $87.02
        1/03         0.0%            0.0%       0.0%        -15.0%     -15.0%
--------------------------------------------------------------------------------
4    $176.05    Leased Fee/Mkt.   Arms-Length   None       Superior    $158.45
        4/03         0.0%            0.0%       0.0%        -10.0%     -10.0%
--------------------------------------------------------------------------------
5    $90.02     Fee Simple/Mkt.   Arms-Length   None       Superior    $102.62
        9/03         0.0%            20.0%      0.0%        -5.0%       14.0%
--------------------------------------------------------------------------------
6    $134.76    Leased Fee/Mkt.   Arms-Length   None       Superior    $128.02
       10/03         0.0%            0.0%       0.0%        -5.0%       -5.0%
--------------------------------------------------------------------------------
7    $318.66    Leased Fee/Mkt.   Arms-Length   None       Similar     $318.66
        5/04         0.0%            0.0%       0.0%         0.0%        0.0%
================================================================================

=================================================================================================================
IMPROVED SALE ADJUSTMENT GRID
=================================================================================================================
                                            PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)

       Price                       Age,                                                           Adj.
       PSF &                     Quality    Percent   Ceiling                                   Price
No.    Date     Location  Size  Condition   Office     Height    Utility*  Economics   Other      PSF     Overall
=================================================================================================================
1    $114.27    Similar  Larger   Similar   Similar    Similar   Similar    Inferior   Similar  $142.61  Inferior
        7/02     0.0%     5.0%     0.0%       0.0%      0.0%       0.0%      25.0%      0.0%     30.0%
-----------------------------------------------------------------------------------------------------------------
2    $183.63   Inferior  Similar Superior   Similar    Similar   Similar    Inferior   Similar  $154.25  Inferior
        9/02     5.0%     0.0%     -5.0%      0.0%      0.0%       0.0%       5.0%      0.0%      5.0%
-----------------------------------------------------------------------------------------------------------------
3    $102.38    Similar  Similar  Similar   Inferior   Similar   Similar    Inferior   Similar  $126.18  Inferior
        1/03     0.0%     0.0%     0.0%      20.0%      0.0%       0.0%      25.0%      0.0%     45.0%
-----------------------------------------------------------------------------------------------------------------
4    $176.05    Similar  Larger  Superior   Similar    Similar   Similar    Inferior   Similar  $150.53  Superior
        4/03     0.0%    10.0%    -20.0%      0.0%      0.0%       0.0%       5.0%      0.0%     -5.0%
-----------------------------------------------------------------------------------------------------------------
5    $90.02    Inferior  Similar Superior   Similar    Similar   Similar    Inferior   Similar  $118.01  Inferior
        9/03     5.0%     0.0%    -15.0%      0.0%      0.0%       0.0%      25.0%      0.0%     15.0%
-----------------------------------------------------------------------------------------------------------------
6    $134.76    Similar  Larger  Superior   Similar    Similar   Similar    Inferior   Similar  $147.23  Inferior
       10/03     0.0%    15.0%    -20.0%      0.0%      0.0%       0.0%      20.0%      0.0%     15.0%
-----------------------------------------------------------------------------------------------------------------
7    $318.66    Similar  Similar Superior   Similar    Similar   Similar    Superior   Similar  $143.40  Superior
        5/04     0.0%     0.0%    -20.0%      0.0%      0.0%       0.0%      -35.0%     0.0%    -55.0%
=================================================================================================================

* Utility includes land/bldg ratio, rail and loading docks

--------------------------------------------------------------------------------
SALES SUMMARY
================================================================================
Price Range                       Unadj. Price PSF   Adj. Price PSF
--------------------------------------------------------------------------------
      Low                           $ 90.02              $118.01
                                  ---------------------------------
      High                          $318.66              $154.25
                                  ---------------------------------
      Average                       $159.97              $140.32
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VALUE CONCLUSION
================================================================================
Indicated Value per Square Foot NRA                                      $145.00
Net Rentable Area in Square Feet                                       x 145,951
                                                                  --------------
Indicated Value                                                      $21,162,895
  Rounded to nearest $100,000                                        $21,200,000
  Per square foot                                                        $145.25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VALUATION SERVICES                   47                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market conditions must be accounted for, thereby creating a time adjusted price. Lastly, adjustments for location, physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

We have made a downward adjustment to those comparables considered superior to the subject. Conversely, an upward adjustment was made to those comparables considered to be inferior.

Property Rights Conveyed

All of the sales utilized in this analysis involved either the transfer of the fee simple or leased fee interest. Since we are appraising the leased fee interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash or market-oriented financing. Therefore, no adjustments were required.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. Sales 2 through 4, 6 and 7 are considered to be "arms-length" market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments were required. However, upward adjustments were made in the cases of sale 1 and as the sellers were motivated to dispose of the assets.

Market Conditions

The sales occurred between July 2002 and May 2004. As previously stated, the market declined from 2002 through late-2003. Therefore, downward adjustments were made in the cases of sales 1 through 6.

Location

An adjustment for location is required when the location characteristics of a comparable property are different from those of the subject property. The subject property is considered a

--------------------------------------------------------------------------------
VALUATION SERVICES                   48                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

good location, and it has very good access and visibility. Each comparable was adjusted accordingly.

Physical Traits

Various physical characteristics were analyzed including size, age, condition, quality, percent office, ceiling height, and utility (land-to-building ratio, rail service, and loading doors). Each sale was adjusted accordingly.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

Other

This category accounts for any other adjustments not previously discussed. Based on our analysis of these sales, none required any additional adjustment.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the July 2002 sale of an R&D property located at 2305 Mission College Boulevard in Santa Clara, CA. The site contains 687,377 square feet and is improved with 353,159 square feet of net rentable area. The improvements were constructed between 1979 and 1989 and are of average quality. The facility has a clear ceiling height of 14 feet. The property is the sale of the former Nortel facility consisting of three, connected buildings. The buildings were improved with 90% office space and 10% lab space at sale. The interior and exterior of the buildings were renovated in 1995 and are in good condition. The actual sales price was $25,650,000. However, the buyer incurred renovation costs of $1,038,240. The buyer estimated total lease-up costs at $13,646,760. Thus, the adjusted price, reflecting stabilized occupancy, was estimated at $40,335,000. The buyer reported that they were getting a "good deal" as the seller was motivated to dispose of its excess space. The property sold from Nortel Networks., Inc. to South Bay Development for $40,355,000 or $114.27 per square foot. The overall rate based on market rent and stabilized occupancy was 9.82 percent. After all adjustments, this comparable indicated an adjusted unit value of $142.61 per square foot.

Comparable Sale No. 2

This is the September 2002 sale of an R&D property located at 1110 Ringwood Court in San Jose, CA. The site contains 636,412 square feet and is improved with a 217,824 square feet of net rentable area. The improvements were constructed in 1985, and are of average quality. The facility has 95 percent office space and a clear ceiling height of 16 feet. The comparable is the sale of a five-building, R&D property located in the International Business Park in northeast San Jose. The buildings are one-story, concrete tilt-up structures. The parking ratio is 4 spaces per 1,000 square feet of building area. Philips Semiconductors was the majority tenant. The weighted average monthly rental rate at sale was $1.55 per square foot, triple-net. Market rent at sale was estimated between $1.00 and $1.20 per square foot, triple-net. The property sold from Bedford Properties to Teachers Insurance & Annuity Assoc. for $40,000,000 or $183.63 per square foot. The overall rate at the time of sale was 9.70 percent. The occupancy at the

--------------------------------------------------------------------------------
VALUATION SERVICES                   49                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

time of sale was 100 percent. After all adjustments, this comparable indicated an adjusted unit value of $154.25 per square foot.

Comparable Sale No. 3

This is the January 2003 sale of an R&D property located at 4275 Burton Drive in Santa Clara CA. The site contains 214,060 square feet and is improved with a 100,608 square foot building. The improvements were constructed in 1985, and are of average quality. The facility has 60 percent office space and a clear ceiling height of 14 feet. The property is a two-story building purchased vacant by an investor. The building is improved with 15% open manufacturing area and 25% warehouse area. The actual sales price was $7,300,371. However, the adjusted price shown includes lease-up costs of $3,000,000 estimated by the buyer. The stabilized NOI is based on the buyer's perception of market rent of $0.65 per square foot per month, triple-net, a 5% vacancy and collection loss factor and 1% for non-reimbursable expenses. The OAR shown is based on the stabilized income and the adjusted sales price. The property sold from Agnew Road, LLC to NLFC 1998-2 Santa Clara LLP. After all adjustments, this comparable indicated an adjusted unit value of $126.18 per square foot.

Comparable Sale No. 4

This is the April 2003 sale of a property located at 2300-2330 Central Expressway, 2770-2890 Scott Boulevard, and 2001 Walsh Avenue in Santa Clara, CA. The site contains 1,637,855 square feet and is improved with a 624,812 square feet of net rentable area. The improvements were constructed between 1972 and 2000, and are of good quality. Overall, the facility is improved with 90 percent office space and a clear ceiling height between 14 and 24 feet, depending on the building. The property is the San Tomas Technology Park, a seven-building development consisting of: three, two-story, office/R&D buildings; one, one-story, office/R&D building; one, one-story R&D/flex building; one, three-story, steel frame office building; and one, one-story, industrial/warehouse building. The development was 90% leased to 4 tenants at sale at monthly rental rates ranging from $0.73 per square foot, triple-net (the industrial/warehouse space) to $5.51 per square foot, triple-net, (the three-story office space). The property sold from BRE/San Tomas II, LLC to Mission West Properties for $110,000,000 or $176.05 per square foot. The overall rate at the time of sale was 10.20 percent. The occupancy at the time of sale was 90 percent. After all adjustments, this comparable indicated an adjusted unit value of $150.53 per square foot.

Comparable Sale No. 5

This is the September 2003 sale of a property located at 991-1225 Montague Expressway in Milpitas, CA. The site contains 540,144 square feet and is improved with 223,664 square feet of net rentable area. The improvements were constructed in 2000, and are of very good quality. The property is a former Cisco Systems campus. It consists of four, concrete tilt-up office/R&D buildings with Interstate State 680 exposure. Cisco Systems purchased the buildings, effectively buying-out their lease obligation, and double-escrowed the property to South Bay Development. The buyer purchased the property vacant for re-sale of the buildings individually. The actual sales was $8,950,000. However, the buyer estimated necessary T.I.s to build out the space with a 100% office build-out at $50 per square foot. Thus, the adjusted sales price of approximately $90 per square foot reflects built-out space. Reportedly, the seller was motivated to dispose of its excess space. The property sold from Cisco Systems, Inc. to South Bay Development for $20,133,200 or $90.02 per square foot. After all adjustments, this comparable indicated an adjusted unit value of $118.01 per square foot.

--------------------------------------------------------------------------------
VALUATION SERVICES                   50                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                       SALES COMPARISON APPROACH
================================================================================

Comparable Sale No. 6

This is the October 2003 sale of a property located at 5400 Bayfront Plaza in Santa Clara, CA. The site contains 1,472,110 square feet and is improved with 876,359 square feet of net rentable area. The improvements were constructed between 1990 and 1997 and are of very good quality. The facility has 100 percent office space and a clear ceiling height of 12 to 14 feet. The property is the former 3-Com West Campus in Marriott Business Park. It consists of four, steel frame office/R&D buildings. The campus includes a full-service cafeteria, auditorium center and fitness center. At the time of sale, Magma leased 129,734 square feet of the campus from 3-Com. Most of the remaining space was vacant. The actual sales price was $63,933,000. However, the buyer purchased the property for its own occupancy. The buyer was to incur an additional $70 to $75 per square foot on all of the buildings excluding the building leased to Magma, for exterior re-finish and to renovate and bring all of the interiors to code. Thus, we estimated the adjusted cost to reflect a renovated facility up to current code at $118,100,000. The property sold from 3Com to Marvel Semiconductor for $118,100,000 or $134.76 per square foot. After all adjustments, this comparable indicated an adjusted unit value of $147.23 per square foot.

Comparable Sale No. 7

This is the May 2004 sale of a property located at 1184-1194 Mathilda Ave in Sunnyvale, CA. The site contains 533,479 square feet and is improved with 266,740 square feet of net rentable area. The improvements were constructed in 2000, and are of excellent quality. The facility is improved with 100 percent office space and has a clear ceiling height of 12 feet. The property consists of two office/R&D buildings leased to Juniper Networks through 2012 and 2013. Juniper Networks is a B credit, network appliance manufacturer. The rental rates at sale were $2.87 and $2.77 per square foot per month, respectively. The leases are structured with annual 3.5% increases. The property sold from Menlo Equities to Clarion Partners for $85,000,000 or $318.66 per square foot. The overall rate at the time of sale was 10.98 percent. After all adjustments, this comparable indicated an adjusted unit value of $143.40 per square foot.

Summary of Percentage Adjustment Method

After adjustments the comparable improved sales reflect unit prices ranging from $118.01 to $154.25 per square foot with an average adjusted price of $140.32 per square foot.

Based on the adjustments made, we conclude that the indicated value by the Percentage Adjustment Method is:

==================================================================
 Net Rentable Area:                                     145,951
 Concluded Price Per Square Foot:                   x   $145.00
                                                    -----------
 Indicated Value:                                   $21,162,895
  Rounded:                                          $21,200,000
  Per Square Foot:                                      $145.25
==================================================================

--------------------------------------------------------------------------------
VALUATION SERVICES                   51                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

As discussed in this section, the subject property is leased 240% above-market for the next 2-1/2 years. Given the subjectivity of selecting a capitalization rate to reflect this condition, the direct capitalization method was not used. The discounted cash flow method is the most appropriate in this assignment as it best reflects fluctuations in anticipated income when the lease to Novellus Systems expires. Thus, it was the only Income Capitalization Approach method used in this analysis.

Occupancy Status and Lease Structure

The subject is 100% leased to Novellus Systems. The original lease commenced in 1989 (under Gasonics, Inc. - subsequently acquired by Novellus) and expires on December 31, 2006. The coupon rental at the date of value was $2.31 per square foot per month. The lease is triple-net whereby the tenant is responsible for all operating expenses including management fees. The remaining lease term is approximately 2-1/2 years. The rental rate increases to $2.42 per square foot per month on May 1, 2005 and to $2.55 per square foot per month on May 1, 2006. The subject's weighted average monthly rental rate over the next 12 months approximately $2.33 per square foot, triple-net. Based on our market rent conclusion below, the subject property is currently leased approximately 240% above-market.

Tenant Profile

Novellus Systems, Inc. is a top maker of semiconductor production equipment, including chemical vapor deposition systems that layer dielectric (insulating) material on semiconductor wafers, physical vapor deposition systems that layer conductive metals, and electrofill systems that deposit copper layers. It also makes surface preparation systems that clean wafers before each round of deposition. Among its customers are chip giants Samsung Electronics (27% of sales), Intel, Taiwan Semiconductor, and IBM; Novellus has sold its wares to all of the world's top chip manufacturers.

Even during the harsh downturn that afflicted the global semiconductor industry from 2001 to 2003, Novellus Systems posted solid financial performance thanks to strict cost controls and an emphasis on sales of higher-margin, cutting-edge production equipment. During this same period it expanded into the market for chemical mechanical planarization (CMP) systems with its 2002 purchase of SpeedFam-IPEC. It has also made smaller, complementary additions to its product lines, for example through its 2004 acquisition of Angstron Systems and its planned buy of German manufacturing equipment maker Peter Wolters AG.

--------------------------------------------------------------------------------
VALUATION SERVICES                   52                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Novellus outsources the manufacture of major subassemblies to minimize its fixed costs and capital expenditures.

Novellus Systems is not rated by Moody's or Standard & Poors. However, Novellus Systems, Inc. is publicly traded on the NASDAQ (NVLS). Novellus' market capitalization as of July 13, 2004 was $4.32 billion. Novellus' gross sales in 2003 were $925 million, up from $840 million in 2002. However, Novellus reported negative net income before taxes of $15.2 million in 2003, down from a positive net income in 2002 of 23.1 million.

Rent Comparables

The following table summarizes rental activity in competing buildings in the market.

==========================================================================================================================
RENT COMPARABLES
==========================================================================================================================
      Property Location                                               Rent Steps           % Office
    --------------------------  Lease   Size     Term      Rent/   -----------------------------------  Free Rent
No.      Tenant Name            Date     SF     (years)    (SF)    Expense Recoveries   Ceiling Height   (Months)   TI/SF
==========================================================================================================================
1   2043-2047 Zanker Road      Dec-03  28,960     5       $0.55    $0.03/sf/mo.annual        20%            0       $5.00
    San Jose, CA
    ---------------------                                          -----------------------------------
    APG                                                                   NNN                18'
--------------------------------------------------------------------------------------------------------------------------
2   2125 Zanker Road           Jan-04  19,900     3       $0.69    $0.02/sf/mo.annual                       3       $1.00
    Building B
    San Jose, CA
    ---------------------                                          -----------------------------------
    Silicon Motion, Inc                                                   NNN                16'
--------------------------------------------------------------------------------------------------------------------------
3   McCandless River Oak I     Feb-04  15,258     5       $0.70      3% per annum            90%            0       $12.00
    651-655 River Oaks
    Parkway #6
    San Jose, CA
    ---------------------                                          -----------------------------------
    Homosense                                                             NNN                10'
--------------------------------------------------------------------------------------------------------------------------
4   1781-1785 Fox Drive        Mar-04  13,829     5       $0.65      Mos.30-60: $0.70/sf     90%            0       As Is
    San Jose, CA
    ---------------------                                          -----------------------------------
    kanematsu USA                                                         NNN                12'
--------------------------------------------------------------------------------------------------------------------------
5   McCandless River Oak I     Mar-04   6,400     4       $0.75      3% per annum            90%            0       $10.00
    641-645 River Oaks
    Parkway #5
    San Jose, CA
    ---------------------                                          -----------------------------------
    Meade Construction                                                    NNN                15'
    Group
--------------------------------------------------------------------------------------------------------------------------
6   801-841 Fox Lane           Mar-04  42,477     5       $0.75      3% per annum            80%            0       As Is
    San Jose, CA
    ---------------------                                          -----------------------------------
    Immersion                                                             NNN                16'
==========================================================================================================================
    Survey Low:                Nov-03   5,272     2       $0.55                                             0       $0.00
    Survey High:               May-04  76,145     10      $0.75                                             3       $12.00
==========================================================================================================================

--------------------------------------------------------------------------------
VALUATION SERVICES                   53                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                           COMPARABLE R&D RENTAL MAP


                                  [MAP OF AREA]

--------------------------------------------------------------------------------
VALUATION SERVICES                   54                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Conclusion of Market Rent

We have analyzed recent leases negotiated in competitive buildings in the marketplace, which range from $.55 to $.75 per square foot, per month, triple-net. Most of the rent comparables reflect starting rental rates between approximately $0.65 and $0.75 per square foot per month. All of the comparable leases include annual or periodic rent steps. Under triple-net terms tenants reimburse the landlord all operating expenses including management fees. Landlords are generally responsible for capital expenditures.

Despite dropping rent levels since it was signed, an overall upward adjustment was made in the case of rent comparable 1 for its inferior age, condition and office build-out. Greatest reliance was placed on the remaining comparables due to their similarity to the subject with respect to location and physical characteristics.

2730-60 Junction Avenue is the largest of the two subject buildings. It is improved with 50% office area with the remainder in manufacturing/lab area and some unimproved warehouse space. 404-410 Plumeria Drive is the smaller of the two subject buildings. It is improved with 100% office space, much of which is in average to good condition. Given that this building is more highly improved than 2730-60 Junction Avenue, we concluded a higher market rent for 404-410 Plumeria Drive in comparison to 2370-60 Junction Avenue. Based on the rent comparables, our market rent estimates for the subject property are presented below.

================================================================================
MARKET RENT ESTIMATE                2730-60 Junction Ave.  404-10 Plumeria Dr.
================================================================================
Market Rent Per Square Foot/Mo.           $0.65                   $0.75

Contract Rent Increase                  3% per annum           3% per annum

Lease Type                               Triple Net             Triple Net

Lease Term (years)                          5                       5
================================================================================

Miscellaneous Revenue

None was assumed.

Expense Reimbursements

The existing tenant is responsible for its pro-rata share of all operating expenses including management fees. Future tenants are assumed to be responsible for their pro rata share of all operating expenses including management fees while the landlord is responsible for capital expenditures.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the cash revenues that an income property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100% occupied and all the tenants were actually paying their rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment, or slow payment of rent by tenants.

--------------------------------------------------------------------------------
VALUATION SERVICES                   55                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

A stated in the Market Analysis, R&D vacancy in Silicon Valley is approximately 24%. However this rate reflects a historic high given the recession and surge in sublease offerings over the past few years.

Given the nature and size of the subject property, we estimated vacancy between leases at 6 months and deducted a 1.0% annual credit loss factor. This combination of these factors and a 65% renewal probability results in an average vacancy and collection loss factor over the holding of approximately 5%. Since the property will be 100% leased at reversion, we adjusted collection loss in that year to 5%. This results in a reversion value based on 95% occupancy for consistency.

As previously stated, Novellus is not expected to renew. Since the property is currently unoccupied, it is reasonable to assume that the property owner would begin marketing the property for lease well before Novellus' lease expires, thus reducing downtime following the existing lease expiration. Therefore, we assumed a total downtime between leases following Novellus' lease expiration in December 2006, of 3 months.

Operating Expenses

We were not provided with historical operating statements or an operating budget for the subject property. Thus, we developed an opinion of the property's annual operating expenses after reviewing the operating performance of similar buildings in Silicon Valley, retained in our files. We also interviewed Cushman & Wakefield Asset Services personnel to check the reasonableness of our estimates.

Since utilities are typically billed directly to the tenant and since the landlord would not incur significant utility expenses during periods of vacancy, this expense item was not included as an expense in this analysis.

Our opinion of year one operating expenses are presented on the following page.

--------------------------------------------------------------------------------
VALUATION SERVICES                   56                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

=======================================================================
OPERATING EXPENSE ANALYSIS
=======================================================================
                                                    C&W Forecast(1)
                                                    Total     Per SF
                                                 ----------------------
 OPERATING EXPENSES
   Real Estate Taxes                              $210,820    $1.44
   Direct Assessments                               13,318     0.09
   Repairs & Maintenance                            50,000     0.34
   Insurance                                        72,500     0.50
   Management Fees                                  89,375     0.61
                                                  --------    -----
 TOTAL EXPENSES                                   $436,013    $2.99
=======================================================================

(1)Fiscal Year Beginning:    7/1/2004

Conclusion of Operating Expenses

We analyzed each item of expense and developed an opinion of a level of expense we believe a typical investor in a property like this would consider reasonable. We made our projections on a fiscal year basis. Year 1 begins July 1, 2004. Please refer to the following chart for our Year 1 forecast of expenses.

================================================================================
                          C&W
 Expense                Forecast   Per SF    Analysis
================================================================================
 Real Estate Taxes      $210,820   $1.44     In the discounted cash flow method,
                                             Real Estate Taxes are based on the
                                             "as is" value via that method and
                                             the subject's current tax rate.
--------------------------------------------------------------------------------
 Direct Assessments     $13,318    $0.09     Based on the actual current direct
                                             assessments discussed in the Real
                                             Estate Taxes section.
--------------------------------------------------------------------------------
 Repairs & Maintenance  $50,000    $0.34     Our estimate is based on the
                                             historical and budgeted expenses,
                                             plus expense levels at competing
                                             properties.
--------------------------------------------------------------------------------
 Insurance              $72,500    $0.50     Our estimate is based on the
                                             historical and budgeted expenses,
                                             plus expense levels at competing
                                             properties.
--------------------------------------------------------------------------------
 Management Fees        $89,375    $0.61     Management fees for this type of
                                             property typically range from 2.0
                                             to 3.0 percent of effective gross
                                             income. We have utilized a
                                             management fee of 2.0 percent of
                                             effective gross income, which we
                                             consider to be market oriented.
================================================================================

--------------------------------------------------------------------------------
VALUATION SERVICES                   57                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Discounted Cash Flow Method

In the Discounted Cash Flow Method, we employed Argus for Windows version 11.1 software to model the income characteristics of the property and to make a variety of cash flow assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment. The following table illustrates the assumptions used in the discounted cash flow analysis.

Discounted Cash Flow Assumptions

================================================================================
 DISCOUNTED CASH FLOW
 MODELING ASSUMPTIONS
================================================================================
 Holding Period:                                              10 Years
 Projection Period:                                           11 Years
 Start Date:                                                  7/1/2004

 RESERVES FOR REPLACEMENT (PSF)                                  $0.20

 VACANCY & COLLECTION LOSS
 Global Vacancy:                                                 0.00%
 Collection Loss:                                                1.00%
                                                           ------------
 Total:                                                          1.00%

 GROWTH RATES
   Market Rent:                                              See Below
   Consumer Price Index (CPI):                                   3.00%
   Expenses:                                                     3.00%
   Real Estate Taxes:                                            2.00%

 RATES OF RETURN
   Internal Rate of Return:                                     10.00%
   Terminal Capitalization Rate:                                 9.00%
   Reversionary Sales Cost:                                      2.00%
================================================================================
0% yr. 1; 5% yr. 2, 10% yr. 3, 15% yr. 4; 10% in yr. 5, 5% yr. 6, 3% thereafter

--------------------------------------------------------------------------------
VALUATION SERVICES                   58                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

===========================================================================================

LEASING ASSUMPTIONS                             2730-60 Junction Ave.  404-10 Plumeria Dr.
===========================================================================================
Market Rent Per Square Foot/Mo.                       $0.65                  $0.75
Contract Rent Increase                              3% per annum           3% per annum

Lease Type                                           Triple Net             Triple Net
Lease Term (years)                                       5                     5

Free Rent on New Leases (months)                         0                     0
Free Rent on Renewals (months)                           0                     0

Downtime Following Novellus Lease Expiration             3                     3
Downtime Between All Other Speculative Leases            6                     6
Renewal Probability                                    65.00%                65.00%
===========================================================================================

===========================================================================================
TENANT IMPROVEMENTS (PSF)
===========================================================================================
New Leases                                           $10.00                 $10.00
Renewals                                              $5.00                  $5.00
First Generation (shell)                               N/A                    N/A
===========================================================================================

Market Rent Growth:              The market rent growth rates presented
                                 on the previous page reflect downward
                                 spiral in rent levels and anticipated
                                 future rent spikes being modeled by
                                 acquisitions personnel with RREEF UBS
                                 Investors, JP Morgan, McMorgan & Company and Lend Lease.

Leasing Commissions:             $5.00 per square foot for new leases and
                                 $2.50 per square foot for renewals.

Market Rent Steps:               New leases are assumed to include 3% annual
                                 rent steps.

Expense Reimbursements:          Future tenants are assumed to be responsible
                                 for their pro rata share of all operating expenses including management fees while the landlord is responsible for capital expenditures.

Capital Expenditure:             The buildings were in average condition
                                 at the time of our inspection. We do not foresee any major capital expenditures, other than tenant improvement costs, in the near future.

Terminal Capitalization Rate Selection

A terminal capitalization rate was used to develop an opinion of the market value of the property at the end of the assumed investment holding period. The rate is applied to the net operating income following year 10 before making deductions for leasing commissions, tenant improvement allowances and reserves for replacement. We have developed an opinion of an appropriate terminal capitalization rate based on indicated rates in a current investor survey.

================================================================================
                                                                 Terminal
                                            Terminal Cap Rate    Cap Rate
    Survey                       Date             Range          Average
================================================================================
Korpacz                        Q2-2004         7.5%-11.0%         9.25%

Korpacz - Refers to national Flex/R&D market regardless of class or occupancy
================================================================================

As a result, we have applied a 9.00 percent terminal capitalization rate in our analysis.

--------------------------------------------------------------------------------
VALUATION SERVICES                   59                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Discount Rate Selection

We have developed an opinion of future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rate) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an opinion of net present value.

The Korpacz and Cushman & Wakefield investor surveys indicate the following internal rates of return for competitive R&D properties:

================================================================================
                                                       IRR            IRR
        Survey                         Date           Range         Average
================================================================================
Korpacz                               Q2-2004        8.5%-12.0%      10.2%

Korpacz - Refers to national Flex/R&D market regardless of class or occupancy
================================================================================

The above table summarizes the investment parameters of some of the most prominent investors currently acquiring similar investment properties in the United States. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield at the time of sale after a specific holding period.

Though Novellus' corporate debt is not rated (as previously discussed) conversations with investment sale brokers indicate that typical investors would not place significant risk on the above-market portion of the contract rent or lease payment default by Novellus Systems. Thus we discounted our cash flow and reversionary value projections at an internal rate of return of 10.00%.

Discounted Cash Flow Method Conclusion

Based on the discount rate selected, market value is estimated at $19,400 000, rounded. The reversion contributes 41.20 percent to this value estimate. Our cash flow projections and valuation matrix are presented at the end of this section.

--------------------------------------------------------------------------------
VALUATION SERVICES                   60                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:55
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 1

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                       SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year Beginning 7/1/2004

                                      Year 1       Year 2      Year 3       Year 4       Year 5        Year 6
For the Years Ending                 Jun-2005     Jun-2006    Jun-2007     Jun-2008     Jun-2009      Jun-2010
                                   ----------   ----------   ----------   ----------   ----------    ----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue              $4,077,871   $4,276,364   $2,549,362   $1,274,738   $1,312,980    $1,352,369
  Absorption & Turnover Vacancy
                                   ----------   ----------   ----------   ----------   ----------    ----------

  Scheduled Base Rental Revenue     4,077,871    4,276,364    2,549,362    1,274,738    1,312,980     1,352,369
  Expense Reimbursement Revenue       436,013      448,481      315,109      405,403      415,281       425,412
                                   ----------   ----------   ----------   ----------   ----------    ----------

TOTAL POTENTIAL GROSS REVENUE       4,513,884    4,724,845    2,864,471    1,680,141    1,728,261     1,777,781
  Collection Loss                     (45,139)     (47,248)     (28,645)     (16,801 )    (17,283)      (17,778)
                                   ----------   ----------   ----------   ----------   ----------    ----------

EFFECTIVE GROSS REVENUE             4,468,745    4,677,597    2,835,826    1,663,340    1,710,978     1,760,003
                                   ----------   ----------   ----------   ----------   ----------    ----------

OPERATING EXPENSES
  Real Estate Taxes                   210,820      215,036      219,337      223,724      228,198       232,762
  Direct Assessments                   13,318       13,718       14,129       14,553       14,990        15,439
  Insurance                            72,500       74,675       76,915       79,223       81,599        84,047
  Repairs & Maintenance                50,000       51,500       53,045       54,636       56,275        57,964
  Management Fees                      89,375       93,552       56,717       33,267       34,220        35,200
                                   ----------   ----------   ----------   ----------   ----------    ----------

TOTAL OPERATING EXPENSES              436,013      448,481      420,143      405,403      415,282       426,412
                                   ----------   ----------   ----------   ----------   ----------    ----------

NET OPERATING INCOME                4,032,732    4,229,116    2,415,683    1,257,937    1,295,696     1,334,591
                                   ----------   ----------   ----------   ----------   ----------    ----------

LEASING & CAPITAL COSTS
  Tenant Improvements                                         1,548,394
  Leasing Commissions                                           774,197
  Capital Reserves                     29,190       30,066       30,968       31,897       32,854        33,839
                                   ----------   ----------   ----------   ----------   ----------    ----------

TOTAL LEASING & CAPITAL COSTS          29,190       30,066    2,353,559       31,897       32,854        33,839
                                   ----------   ----------   ----------   ----------   ----------    ----------

CASH FLOW BEFORE DEBT SERVICE
  & INCOME TAX                     $4,003,542   $4,199,050      $62,124   $1,226,040   $1,262,842    $1,300,752
                                   ==========   ==========   ==========   ==========   ==========    ==========

                                     Year 7       Year 8       Year 9      Year 10       Year 11
For the Years Ending                Jun-2011     Jun-2012     Jun-2013     Jun-2014      Jun-2015
                                   ----------   ----------   ----------   ----------    ----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue              $1,392,941   $1,544,057   $1,908,842   $1,966,107    $2,025,090
  Absorption & Turnover Vacancy                   (317,347)
                                   ----------   ----------   ----------   ----------    ----------

  Scheduled Base Rental Revenue     1,392,941    1,226,710    1,908,842    1,966,107     2,025,090
  Expense Reimbursement Revenue       435,799      367,307      466,082      477,546       459,250
                                   ----------   ----------   ----------   ----------    ----------

TOTAL POTENTIAL GROSS REVENUE       1,828,740    1,594,017    2,374,924    2,443,653     2,484,340
  Collection Loss                     (18,287)     (15,940)     (23,749)     (24,437)     (124,217)
                                   ----------   ----------   ----------   ----------    ----------

EFFECTIVE GROSS REVENUE             1,810,453    1,578,077    2,351,176    2,419,216     2,360,123
                                   ----------   ----------   ----------   ----------    ----------

OPERATING EXPENSES
  Real Estate Taxes                   237,417      242,166      247,009      251,949       229,520
  Direct Assessments                   15,902       16,379       16,871       17,377        17,898
  Insurance                            86,569       89,166       91,841       94,596        97,434
  Repairs & Maintenance                59,703       61,494       63,339       65,239        67,196
  Management Fees                      36,209       31,562       47,024       48,384        47,202
                                   ----------   ----------   ----------   ----------    ----------

TOTAL OPERATING EXPENSES              435,800      440,767      466,084      477,545       459,250
                                   ----------   ----------   ----------   ----------    ----------

NET OPERATING INCOME                1,374,653    1,137,310    1,885,091    1,941,671     1,900,873
                                   ----------   ----------   ----------   ----------    ----------

LEASING & CAPITAL COSTS
  Tenant Improvements                            1,211,634
  Leasing Commissions                              605,817
  Capital Reserves                     34,855       35,900       36,977       38,087        39,229
                                   ----------   ----------   ----------   ----------    ----------

TOTAL LEASING & CAPITAL COSTS          34,855    1,853,351       36,977       38,087        39,229
                                   ----------   ----------   ----------   ----------    ----------

CASH FLOW BEFORE DEBT SERVICE
  & INCOME TAX                     $1,339,798   ($716,041)   $1,848,114   $1,903,584    $1,861,644
                                   ==========   ==========   ==========   ==========    ==========

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:55
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 3

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                            RESALE - CAP RATE MATRIX
     Cash Flow Before Debt Service plus Property Resale in Year 10, Jun-2014
              Discounted Annually (Endpoint on Cash Flow & Resale)

                 Net           P.V. Of        P.V. of      P.V. of       P.V. of       P.V. of
 For the      Proceeds        Property       Property      Property      Property      Property
Cap Rates     From Sale        @ 9.00%        @ 9.50%      @ 10.00%      @ 10.50%      @ 11.00%
---------     ---------       --------       --------      --------      --------      --------

8.50%        $21,915,948    $21,006,225    $20,406,630   $19,833,047   $19,284,159   $18,758,722
9.00%         20,698,395     20,491,918     19,915,330    19,363,627    18,835,553    18,329,918
9.50%         19,609,006     20,031,748     19,475,746    18,943,621    18,434,169    17,946,252

                                          RECONCILIATION AND FINAL VALUE OPINION
================================================================================

Valuation Methodology Review and Reconciliation

This appraisal employs the Sales Comparison and Income Capitalization Approaches. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion. Given the age of the improvements and degree of external obsolescence currently in the market, estimating depreciation is very subjective. Thus, the Cost Approach was not considered a reliable value approach and therefore, was not used in this analysis.

The approaches used indicated the following:

      ======================================================
      Cost Approach:                                    N/A

      Sales Comparison Approach:                $21,200,000

      Income Capitalization Approach:           $19,400,000
      ======================================================

We have given generally equal weight to the Sales Comparison and Income Capitalization Approaches because they mirror the methodology most used by purchasers of this property type.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the "as is" market value of the leased fee estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on July 7, 2004 was:

                             TWENTY MILLION DOLLARS

                                   $20,000,000

--------------------------------------------------------------------------------
VALUATION SERVICES                   63                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser" or "Appraisers" means the employee(s) of C&W who prepared and signed the Appraisal.

General Assumptions

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited, except as it relates to the collaboration between C&W and the Appraisal Institute relative to the Real Estate Outlook publication.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and analyzed in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value opinion contained in the Appraisal is based.

7. The physical condition of the improvements analyzed within the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no

--------------------------------------------------------------------------------
VALUATION SERVICES                   64                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

      responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The projected potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The projections of income and expenses are not predictions of the future. Rather, they are the Appraisers opinion of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not analyzed in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been analyzed in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

12. Additional work requested by the client beyond the scope of this assignment will be billed at our prevailing hourly rate. Preparation for court testimony, update valuations, additional research, depositions, travel or other proceedings will be billed at our prevailing hourly rate plus reimbursement of expenses.

13. The reader acknowledges that Cushman & Wakefield of California has been retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment shall be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

14. This study has not been prepared for use in connection with litigation and this document is not suitable for use in a litigation action. Accordingly, no rights to expert testimony, pretrial or other conferences, deposition, or related services are included with this appraisal. If, as a result of this undertaking, C&W or any of its principals, its appraisers or consultants are requested or required to provide any litigation services, such shall be subject to the provisions of the C&W engagement letter or, if not specified therein, subject to the reasonable availability of C&W and/or said principals or appraisers at the time and shall further be subject to the party or parties requesting or requiring such services paying the then-applicable professional fees and expenses of C&W either in accordance with the provisions of the engagement letter or arrangements at the time, as the case may be.

--------------------------------------------------------------------------------
VALUATION SERVICES                   65                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

Extraordinary Assumptions

An extraordinary assumption is defined as "an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser's opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis" (USPAP). This appraisal employs no extraordinary assumptions.

Hypothetical Conditions

A hypothetical condition is defined as "that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis (USPAP).

This appraisal employs no hypothetical conditions.

--------------------------------------------------------------------------------
VALUATION SERVICES                   66                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                      CERTIFICATION OF APPRAISAL
================================================================================

We certify that, to the best of our knowledge and belief:

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.

4. We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. Michael G. Davis, MAI made a personal inspection of the property that is the subject of this report.

9. No one provided significant real property appraisal assistance to the person signing this report.

10. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11. As of the date of this report, Appraisal Institute continuing education for Michael G. Davis, MAI is current.


 /s/ Michael G. Davis
-----------------------
 Michael G. Davis, MAI
 Director
 California Certified General Appraiser
 License No. AG001700

--------------------------------------------------------------------------------
VALUATION SERVICES                   67                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                         ADDENDA
================================================================================

=================================================================

 Addenda Contents

 ADDENDUM A:          Site Plan

 ADDENDUM B:          Discounted Cash Flow Data

 ADDENDUM C:          Comparable Improved Sale Photographs

 ADDENDUM D:          Qualifications of the Appraiser

=================================================================

--------------------------------------------------------------------------------
VALUATION SERVICES                   68                           ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)

                             ADDENDUM A: Site Plan

                    [GRAPHIC OF PROPERTY LOT AND FLOOR PLAN]

                     ADDENDUM B: Discounted Cash Flow Data

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 1

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Jul-2004 for 145,951 Square Feet

DESCRIPTION                    AREA     BASE RENT           RENT ADJUSTMENTS & CATEGORIES       ABATEMENTS

   Tenant Name                Floor     Rate & Amount                         CPI & Current   Months    Pcnt
Type & Suite Number           SqFt        per Year      Changes   Changes     Porters' Wage     to       to
Lease Dates & Term          Bldg Share    per Month       on         to       Miscellaneous    Abate    Abate
------------------          ----------    ---------     -------   -------     -------------    -----    -----

Novellus Systems                           $0.00       May-2004    $27.72         --            --       --
Industrial, Suite: 273       90,467           $0       May-2005    $29.04
Jul-2002 to Dec-2006          61.98%       $0.00       May-2006    $30.60
54 Months                                     $0

New Tenant                                 $8.19       Apr-2008     $8.44         --            --       --
Industrial, Suite: 273       90,467     $740,925       Apr-2009     $8.69
Apr-2007 to Mar-2012          61.98%       $0.68       Apr-2010     $8.95
60 Months                                $61,744       Apr-2011     $9.22

Novellus Systems                           $0.00       May-2004    $27.72         --            --       --
Industrial, Suite: 404      55,484            $0       May-2005    $29.04
Jul-2002 to Dec-2006         38.02%        $0.00       May-2006    $30.60
54 Months                                     $0

New Tenant                                 $9.45       Apr-2008     $9.73         --            --       --
Industrial, Suite: 404      55,484      $524,324       Apr-2009    $10.03
Apr-2007 to Mar-2012         38.02%        $0.79       Apr-2010    $10.33
60 Months                                $43,694       Apr-2011    $10.64

Total Occupied SqFt         291,902
Total Available SqFt       (145,951)

DESCRIPTION               REIMBURSEMENT         LEASING COSTS     RETAIL     UPON EXPIRATION

   Tenant Name            Description of      Imprvmnts   Commssns     Sales      Assumption about
Type & Suite Number       Operating Expense     Rate        Rate     Breakpoint   subsequent terms
Lease Dates & Term        Reimbursements       Amount      Amount     Overage %   for this tenant
------------------        --------------       ------      ------     ---------   ---------------

Novellus Systems           See method:              --         --        --               ReAbsorb
Industrial, Suite: 273     NNN Reimb.                                              See assumption:
Jul-2002 to Dec-2006       reimbursement.                                          730-60 Junction
54 Months

New Tenant                 See method:          $10.61      $5.30        --                 Market
Industrial, Suite: 273     NNN Reimb.                      12.20%                  See assumption:
Apr-2007 to Mar-2012       reimbursement.     $959,764   $479,882                  730-60 Junction
60 Months

Novellus Systems           See method:              --         --        --               ReAbsorb
Industrial, Suite: 404     NNN Reimb.                                              See assumption:
Jul-2002 to Dec-2006       reimbursement.                                          404-10 Plumeria
54 Months

New Tenant                 see method           $10.61      $5.30        --                 Market
Industrial, Suite: 404     NNN Reimb.                      10.57%                  See assumption:
Apr-2007 to Mar-2012       reimbursement.     $588,630   $294,315                  404-10 Plumeria
60 Months

Total Occupied SqFt
Total Available SqFt

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 1

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                                Input Assumptions


PROPERTY DESCRIPTION
  Name:
  Address:                    2730-60 Junction Avenue
  Address2:                   404-410 E. Plumeria Drive
  City:                       San Jose
  State:                      CA
  Zip:
  Portfolio:
  Property Type:              Office/Industrial

PROPERTY TIMING
  Analysis Start Date:        7/04
  First Year Ends:            6/05
  Years of Analysis:          10

AREA MEASURES

  Label                                    Area
  -----------------------------------------------
  Property Size                      145.951 SqFt
  Alt. Prop. Size                          1 SqFt
  Area 1                                   1 SqFt


GENERAL INFLATION
  Inflation Method:           Fiscal
  Reimbursement Method:       Fiscal reimbursement using fiscal inflation

OVERALL INFLATION RATES

                          Year 1  Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9   Year 10   Year 11  Year 12
General Inflation                      3        3        3        3        3        3        3        3         3         3        3
Miscellaneous Revenues
Reimbursable Expenses
Non-Reimbursable Expenses
Capital Expenditures
CPI
Retail Sales Volume
Market Rent                            0        5      10         15       10       5        3        3         3         3        3
Leasing Costs
Land Costs
Hard Costs
Soft Costs

REIMBURSABLE EXPENSES

                                                                                                                      Ref
Name                             Acct Code   Actuals   Budgeted    Units     Area   Frequency   % Fixed   Inflation   Acct   Notes
----                             ---------   -------   --------    -----     ----   ---------   -------   ---------   ----   -----

Real Estate Taxes                                        1.0867    Prop 13A                                     2
Direct Assessments                                       13,318    $Amount             /Year       100
Insurance                                                72,500    $Amount             /Year       100
Repairs & Maintenance                                    50,000    $Amount             /Year       100
Management Fees                                               2    % of EGR

Gross Up for Reimbursement: No

CAPITAL EXPENDITURES

                                                                                                                        Ref
Name                             Acct Code   Actuals    Budgeted   Units    Area         Frequency  % Fixed  Inflation  Acct   Notes
----                             ---------   -------    --------   -----    ----         ---------  -------  ---------  ----   -----

Capital Reserves                                            0.2    $/Area   Property Size  /Year      100

CREDIT & COLLECTION LOSS

Method:                        Percent of Potential Gross Revenue

               Year 1    Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9   Year 10   Year 11  Year 12
Rate:               1         1        1        1        1        1        1        1        1         1         5        1

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 2

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                                Input Assumptions
                         (continued from previous page)

BUDGETING ACCOUNT CODES

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         Base Rental Revenue
                         Absorption & Turnover Vacancy
                         Base Rent Abatements
                         Scheduled Base Rental Revenue
                         Base Rental Step Revenue
                         CPI & Other Adjustment Revenue
                         Porters' Wage Revenue
                         Miscellaneous Rental Revenue
                         Retail Sales Percent Revenue
                         Total Reimbursement Revenue

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         Collection Loss
                         TOTAL REVENUE ADJUSTMENTS
                         EFFECTIVE GROSS REVENUE
                         TOTAL OPERATING EXPENSES
                         NET OPERATING INCOME
                         Tenant Improvements
                         Leasing Commissions
                         TOTAL LEASING & CAPITAL COSTS
                         TOTAL LAND/ACQUISITION COSTS
                         TOTAL HARD/CONSTRUCTION COSTS

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         Additional Principal Payments
                         Paydowns
                         TOTAL DEBT SERVICE
                         CASH FLOW AFTER DEBT SERVICE
                         TOTAL VALUE ADDED TAXES
                         INCOME TAX
                         CASH FLOW AFTER INCOME TAX
                         Undistributed Cash
                         DISTRIBUTABLE CASH FLOW
                         CASH UNDISTRIBUTED

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         LAND/ACQUISITION COSTS
                         HARD/CONSTRUCTION COSTS
                         SOFT/DEVELOPMENT COSTS
                         ESCROW CONTRIBUTIONS
                         ESCROW DISTRIBUTIONS
                         SOURCES & USES OF CAPITAL
                         PARTNER DISTRIBUTIONS
                         Total
                         VALUE ADDED TAXES & INCOME TAX

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         Real Estate Taxes
                         Direct Assessments
                         Insurance
                         Repairs & Maintenance
                         Management Fees
                         Parking Revenue
                         Assigned Parking
                         Unassigned Parking
                         TOTAL POTENTIAL GROSS REVENUE
                         General Vacancy

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         TOTAL SOFT/DEVELOPMENT COSTS
                         TOTAL DEVELOPMENT COSTS
                         TOTAL ESCROW CONTRIBUTIONS
                         TOTAL ESCROW DISTRIBUTIONS
                         CASH FLOW BEFORE DEBT SERVICE
                         Interest Payments
                         Principal Payments
                         Origination Points & Fees
                         Participation on Cash Flow
                         Accrued Interest Reduction

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         Debt Funding Proceeds
                         Retirement & Penalties
                         Property Purchase Price
                         POTENTIAL GROSS REVENUE
                         Expense Reimbursement Revenue
                         REVENUE ADJUSTMENTS
                         OPERATING EXPENSES
                         DEBT SERVICE
                         LEASING & CAPITAL COSTS
                         DEVELOPMENT COSTS

Account Code     Actual  Report Line Label
------------     ------  -------------------------------------------------------
                         BUT BEFORE INCOME TAX
                         AND AFTER INCOME TAX

RENT ROLL

      Tenant Name/                    Lease      Total     Start    Term/    Base/Min   Unit of    Rent     Rtl
No.   Description          Suite      Type       Area      Date     Expir      Rent     Measure    Chng     Sls
---   -----------          -----      ----       ----      ----     -----      ----     -------    ----     ---

1     Novellus Systems     2730 J     Indstl    90,467      7/02    12/06     Detail
2     New Tenant           2730 J     Indstl    90,467      4/07        5     Detail
3     Novellus Systems     404 P      Indstl    55,484      7/02    12/06     Detail
4     New Tenant           404 P      Indstl    55,484      4/07        5     Detail

      Tenant Name/         Reimbur-     Rent     Leasing       Market        Upon      Rnwl   More/
No.   Description          sements    Abatement   Cost        Leasing      Expiration  Prob   Notes
---   -----------          -------    ---------   ----        -------      ----------  ----   -----

1     Novellus Systems     NNN Reimb.                     MLA - 2730-60 J   ReAbsorb
2     New Tenant           NNN Reimb.             Yes     MLA - 2730-60 J   Market
3     Novellus Systems     NNN Reimb.                     MLA - 404-10 Pl   ReAbsorb
4     New Tenant           NNN Reimb.             Yes     MLA - 404-10 Pl   Market

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 3

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                                Input Assumptions
                         (continued from previous page)


         Detail Base Rent
         Novellus Systems

Date         Amount           Unit
----          ------           ----

5/04           2.31          $/SqFt/Mo
5/05           2.42          $/SqFt/Mo
5/06           2.55          $/SqFt/Mo

           Detail Base Rent
              New Tenant
   Date         Amount          Unit
   ----         ------          ----

      1            100     % Market
     13              3     % Inc, Annual

Leasing Cost
  New Tenant
  Tenant Improvements:      T.I.s
  Leasing Commissions:      Leasing Commiss

         Detail Base Rent
         Novellus Systems

Date         Amount           Unit
----         ------           ----

5/04           2.31          $/SqFt/Mo
5/05           2.42          $/SqFt/Mo
5/06           2.55          $/SqFt/Mo

           Detail Base Rent
              New Tenant
   Date         Amount          Unit
   ----         ------          ----

      1            100     % Market
     13              3     % Inc, Annual

Leasing Cost
  New Tenant
  Tenant Improvements:      T.I.s
  Leasing Commissions:      Leasing Commiss

DETAILED REIMBURSEMENT METHODS

Reimbursement Category: NNN Reimb.

Base Category on Another Method: No

   Reimbursable        Reimbursement Method     Amount     Pro    Area Measure     Area     Reimburse After  Charg-
   Expenses                                               -rata                   Minimum                    able %
   ------------        --------------------     ------     ---    ------------    -------   ---------------  ------
   Real Estate Taxes   Group Total, see below
   Direct Assessments  Group Total, see below
   Insurance           Group Total, see below
   Repairs & Maintena  Group Total, see below
   Management Fees     Group Total, see below
   Group               Not (Pays Pro Rata Share)           Natural Property Size                               100

   Number of terms to apply method: 1
   Gross up Expenses: Global

   Reimbursable            Reimb.    Min.     Reimb.     Max      % Rent
   Expenses               Minimum   Growth     Max     Growth     Offset
   ------------           --------  ------    ------   ------     ------
   Real Estate Taxes
   Direct Assessments
   Insurance
   Repairs & Maintena
   Management Fees
   Group

   Number of terms to apply method: 1
   Gross up Expenses: Global

MARKET LEASING ASSUMPTIONS

Leasing Assumptions Category: MLA - 2730-60 Junction

                                         New Market     Renewal Mkt      Term 2      Term 3     Term 4
   Renewal Probability                                           65
   Market Rent                                 7.80
   Months Vacant                                  6               0
   Tenant Improvements                        T.I.s
   Leasing Commissions              Leasing Commiss
   Rent Abatements                                0
NON-WEIGHTED ITEMS
   Rent Changes                                 Yes                          No          No         No
   Retail Sales                                  No                          No          No         No
   Reimbursements                        NNN Reimb.
   Term Lengths                                   5

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 4

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                                Input Assumptions
                         (continued from previous page)


Rent Changes: MILA - 2730-60 Junction current term
   Changing Base:       Market Rent Sch  edu
   Step:
   Porters' Wage:
   Miscellaneous:
   CPI Rent
      Category:

Leasing Assumptions Category: MLA - 404-10 Plumeria

                                          New Market        Renewal Mkt     Term 2       Term 3       Term 4
   Renewal Probability                                           65
   Market Rent                                  9.00
   Months Vacant                                   6              0
   Tenant improvements                         T.I.s
   Leasing Commissions               Leasing Commiss
   Rent Abatements                                 0
NON-WEIGHTED ITEMS
   Rent Changes                                  Yes                          No           No           No
   Retail Sales                                   No                          No           No           No
   Reimbursements                         NNN Reimb.
   Term Lengths                                    5

Rent Changes: MLA - 404-10 Plumeria, current term
   Changing Base:   Market Rent Sch edu
   Step:
   Porters' Wage:
   Miscellaneous:
   CPI Rent
      Category:

CHANGING BASE RENT

            Changing Base:
         Market Rent Schedule

   Date         Amount          Unit
   ----         ------          ----
      1            100      % Market
     13              3      % Inc, Annual

TENANT IMPROVEMENTS

  Tenant Improvements Category: T.I.s

  Payment Made: First Month

                  Year 1    Year 2   Year 3   Year 4    Year 5   Year 6    Year 7   Year 8   Year 9   Year 10  Year 11   Year 12
  New                 10        10       10       10        10       10        10       10       10        10       10        10
  Renewal              5         5        5        5         5        5         5        5        5         5        5         5
  Inflation                      3        3        3         3        3         3        3        3         3        3         3

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 5

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                                Input Assumptions
                         (continued from previous page)


LEASING COMMISSIONS

Leasing Commissions Category: Leasing Commiss

  Payment Made: First Month
  Unit of Measure: Dollars/SqFt

                    Year 1   Year 2   Year 3    Year 4   Year 5   Year 6    Year 7   Year 8    Year 9  Year 10  Year 11   Year 12
  New                    5        5        5         5        5        5         5        5         5        5        5         5
  Renewal              2.5      2.5      2.5       2.5      2.5      2.5       2.5      2.5       2.5      2.5      2.5       2.5
  Inflation                       3        3         3        3        3         3        3         3        3        3         3

PROPERTY RESALE                                                 CAP RATE RANGE
  Initial Purchase Price:   19,400,000                            Low Rate: 8.5
  Option:                   Capitalize Net Operating Income       High Rate: 9.5
  Cap Rate:                 9                                     Increment: 0.5
  Resale Adjustment(s):     2
  Apply Rate to following year income: Yes
  Calculate Resale for All Years: No

PRESENT VALUE DISCOUNTING
  Unleveraged Discount Range
    Low Discount Rate:         9
    High Discount Rate:       11
    Increment:               0.5
  Discount Method: Annually (Endpoint on Cash Flow & Resale)

Calculation Switches

  RENT
  Inflate market rent monthly:                                         No
  Calculate only contract rent:                                        No
  Level selected components of rent:                                   No

  RENT COLLECTION
  Rent Collected:                                                     Monthly
  Rent Paid:                                                          In Advance
  Based On:                                                           Lease Year

  DETAILED REIMBURSEMENT METHODS
  Apply Chargeable Percent before Reimburse After Amount deducted:     No

  GENERAL
  Display Occupancy Warning:                                           Yes
  Net Effective Market:                                                No
  Rolling PV:                                                          No

  OTHER LOAN STATISTICS
  Ignore time offset between Analysis Start Date and Note Start Date:  No
  Calculate Interest based on a 360 day year:                          No

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                              Date  : 07/14/04
File          : 2730-60 Junction                                Time  : 13:56
Property Type : Office/Industrial                               Ref # : ADM
Portfolio     :                                                 Page  : 6

                             2730-60 Junction Avenue
                            404-410 E. Plumeria Drive
                                  San Jose, CA

                                Input Assumptions
                         (continued from previous page)


PARTNERSHIPS
  Calculate Partnerships Monthly
  Return on Investment based only on selected preference level:           No

Input Switches

  Enable Budgeting (entry of actuals and variance reporting):     No
  Use advanced timing to control when data input begins:          No
  Use market rent abatement categories:                           No
  Use reimbursable reporting groups:                              No
  Display Term override columns in Market Leasing Assumptions:    Yes
  Use CPI index:                                                  No
  Use old input method for Present Value Discounting:             Yes
  Allow leases to start and end on specific dates:                No

  Auto Selection Defaults
    Rents Entered:                                                Annually
    Highest per SqFt Rent:                                        500
    Highest per SqFt Property expense/revenue:                    100

  This Property Uses:
    Development Costs                                             Yes
    Escrow                                                        Yes
    Porters Wage                                                  Yes
    Debt                                                          Yes
    Depreciation and Tax                                          Yes
    Partnerships                                                  Yes

  Analysis Region
    Standard ARGUS

                ADDENDUM C: Comparable Improved Sale Photographs

                         [PHOTO OF COMPARABLE SALES # 1]

        Comparable Sales # 1 2305 Mission College Boulevard, Santa Clara


                         [PHOTO OF COMPARABLE SALES # 2]

               Comparable Sales # 2 1110 Ringwood Court, San Jose

                         [PHOTO OF COMPARABLE SALES # 3]

               Comparable Sales # 3 4275 Burton Drive, Santa Clara


                         [PHOTO OF COMPARABLE SALES # 4]

       Comparable Sales # 4 2300-2330 Central Expressway, 2770-2890 Scott
                  Boulevard and 2001 Walsh Avenue, Santa Clara

                         [PHOTO OF COMPARABLE SALES # 5]

           Comparable Sales # 5 991-1225 Montague Expressway, Milpitas


                         [PHOTO OF COMPARABLE SALES # 6]

              Comparable Sales # 6 5400 Bayfront Plaza, Santa Clara

                   ADDENDUM D: Qualifications of the Appraiser

PROFESSIONAL QUALIFICATIONS

Michael G. Davis, MAI
Director, Valuation Services - Advisory Group
================================================================================

Michael G. Davis serves as the Director of the Valuation Services - Advisory Group of Cushman & Wakefield's Northern California offices. The Cushman & Wakefield Advisory Group comprises approximately 300 professionals nationwide who provide strategic advice and execution of sophisticated transactions, with particular emphasis on Analytics, Finance, Strategy and Valuation.

Experience

Since joining Cushman & Wakefield in 1987, Mr. Davis has been responsible for appraisal and consulting services on all types of income producing properties including industrial facilities, research and development and corporate headquarter campuses, office complexes, hotels, apartments, theme parks, residential subdivisions and assessment districts. Has provided appraisal and consultation services for mortgage lending, synthetic lease financing, joint venture, disposition, acquisition, internal audit, municipal condemnation municipal bond issue, lease arbitration, litigation, feasibility study and tax appeal proceedings.

Notable assignments completed include: Pebble Beach Resort in Pebble Beach; Adobe Systems corporate headquarters in downtown San Jose; Chevron U.S.A. corporate campus in San Ramon; Sgi corporate headquarters in Mountain View; Symantec Corporation and Apple Computer corporate headquarters in Cupertino; Network Appliance world headquarters in Sunnyvale; 3-Com corporate campus, Extreme Networks corporate campus in Santa Clara; Lucent Technologies corporate campuses in Alameda and Milpitas; Siebel Systems corporate headquarters in San Mateo; Inktomi's corporate headquarters in Foster City; Genentech's corporate campus in South San Francisco and its monoclonal antibody manufacturing facility in Vacaville; Chiron's office/lab buildings in Emeryville; Novell, Novellus Systems, Cisco Systems Hyundai Electronics, Lockheed Martin, Cypress Semiconductor and Cadence Design Systems corporate headquarters in north San Jose; and the Pacific Commons Community Facilities District (CFD) in Fremont. In 2003 alone, Mr. Davis personally prepared valuations on numerous properties exceeding $2.5 billion in aggregate value.

Education

Mr. Davis received his Bachelor of Arts Degree in Economics from the University of California at Los Angeles in 1984.

Appraisal Education

Mr. Davis has successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

Member Appraisal Institute (MAI No. 10329)
Certified General Real Estate Appraiser, State of California (No. AG001700) Real Estate Sales Persons License, State of California

Special Awards

Mr. Davis was the recipient of the 1996 and 1998 Cushman & Wakefield Regional Service Excellence Award and the recipient of the Cushman & Wakefield National 1996 Leo L. Majzels Award for overall professional excellence.


                                                                  ADVISORY GROUP
                                                             [LOGO] CUSHMAN &
                                                                    WAKEFIELD(R)